                                                                     EXHIBIT 2.4
                                                                  EXECUTION COPY


                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered
                                              ---------
into as of January __, 1999, by and among WEBMD, INC. ("WebMD"), a Georgia
                                                        -----
corporation having its principal office located in Atlanta, Georgia; SHN MERGER CORP. Inc. ("Merger Corp."), a Georgia corporation having its principal office
             ------------
located in Atlanta, Georgia; DIRECT MEDICAL KNOWLEDGE, INC. ("DMK"), a
                                                              ---
California corporation having its principal office located in San Francisco, California; the shareholders of DMK identified in Schedule I hereto (each a
                                                  ----------
"Shareholder" and collectively, the "Shareholders") and Kemp Battle ("Indemnitor
------------                         ------------                     ----------
Representative").
--------------


                                   Preamble
                                   --------

     The Shareholders and the Boards of Directors of WebMD, Merger Corp., a wholly owned subsidiary of WebMD, and DMK are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of DMK by WebMD pursuant to the merger of DMK with and into Merger Corp. At the Effective Time of such merger, the outstanding shares of the capital stock of DMK shall be converted into the right to receive shares of the preferred stock of WebMD (except as provided herein). As a result, shareholders of DMK shall become shareholders of WebMD and Merger Corp. shall conduct the business and operations of DMK as a wholly owned subsidiary of WebMD. The transactions described in this Agreement are subject to the approval of the shareholders of DMK and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue
---------------
Code for federal income tax purposes.

     Certain terms used in this Agreement are defined in Section 13.1 of this
                                                         ------------
Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1  Merger.  Subject to the terms and conditions of this Agreement, at the
          ------
Effective Time, DMK shall be merged with and into Merger Corp. in accordance with the applicable provisions of the CCC and the GBCC (the "Merger"). Merger
                                                             ------
Corp. shall be the Surviving Corporation resulting from the Merger and shall continue the operations of DMK as a wholly owned Subsidiary of WebMD and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of WebMD, Merger Corp. and DMK.

     1.2  Time and Place of Closing.  The closing (the "Closing") will take
          -------------------------                     -------
place on January 14, 1999 at 10:00 A.M. (the "Closing Date"), which (subject to
                                              ------------
the satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3)
                                                          ------------     ---
shall be no later than the second business day after the satisfaction of the conditions set forth in Section 9.1. The place of Closing shall be at the
                        -----------
offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, or such other place as may be mutually agreed upon by the Parties.

     1.3  Effective Time.  Subject to the provisions of this Agreement, the
          --------------
parties shall file Articles of Merger executed in accordance with the relevant provisions of the CCC and the GBCC and shall make all other filings or recordings required under the CCC as soon as practicable on or after the Closing Date. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger become effective with the Secretary of State of the State of California and the Secretary of the State of Georgia (the "Effective Time").
                 --------------


                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

     2.1  Charter.  The Articles of Incorporation of Merger Corp. in effect
          -------
immediately prior to the Effective Time shall be amended and restated, effective at the Effective Time, in a manner satisfactory to WebMD. The Articles of Incorporation of Merger Corp., as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2  Bylaws.  The Bylaws of Merger Corp. in effect immediately prior to
          ------
the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3  Directors and Officers.  The directors of Merger Corp. in office
          ----------------------
immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Merger Corp. in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

     2.4  Tax-Free Reorganization.  The parties intend to adopt this Agreement
          -----------------------
as a tax-free plan of reorganization under Section 368(a) of the Internal Revenue Code.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  Conversion of Shares.  Subject to the provisions of this Article 3,
          --------------------                                     ---------
at the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the shareholders of any of the Parties, the shares of the constituent corporations of the Merger shall be converted, subject to Section
                                                                      -------
3.2, into an aggregate of 600,000 shares of WebMD Series B Preferred Stock
---
(assuming exercise of all outstanding DMK Equity Rights (exclusive of the DMK Convertible Promissory Notes described in Section 10.2(n) hereof) prior to the
                                          ---------------
Effective Time as follows:

           (a) Each share of Merger Corp. Common Stock issued and outstanding at the Effective Time shall not be affected by the Merger and shall remain outstanding.

           (b) Each share of DMK Common Stock (excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in
Section 3.4 of this Agreement) issued and outstanding at the Effective Time
-----------
shall cease to be outstanding and shall be converted into and exchanged, subject to Section 4.3 hereof, for the right to receive that portion of a share of WebMD
   -----------
Series B Preferred Stock equal to 2.254876 divided by the price per share of WebMD Series B Preferred Stock (as calculated and adjusted in accordance with
Section 3.2) (the "Series B Price") (the "Common Stock Exchange Ratio").
-----------        --------------         ---------------------------

           (c) Each share of DMK Series A Preferred Stock (excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time
   -----------
shall cease to be outstanding and shall be converted into and exchanged, subject to Section 4.3 hereof, for the right to receive that portion of a share of WebMD
   -----------
Series B Preferred Stock equal to 3.3735536 divided by the Series B Price (the "Series A Preferred Stock Exchange Ratio").
 ---------------------------------------

           (d) Each share of DMK Series B Preferred Stock (excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time
   -----------
shall cease to be outstanding and shall be converted into and exchanged, subject to Section 4.3 hereof, for the right to receive that portion of a share of WebMD
   -----------
Series B Preferred Stock equal to 4.4450756 divided by the Series B Price (the "Series B Preferred Stock Exchange Ratio").
----------------------------------------

     3.2  Anti-Dilution Provisions.  In the event DMK or WebMD changes the
          ------------------------
number of shares of DMK Capital Stock or WebMD Series B Preferred Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, combination of shares or similar recapitalization with respect to such stock or issues, rights, options or warrants to subscribe for, purchase or otherwise acquire shares of WebMD Series B Preferred Stock (an "Anti-Dilution Event") and the record date therefor (in the case of a stock
 -------------------
dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the applicable Exchange Ratios shall be proportionately adjusted to insure that holders of DMK Capital Stock shall receive WebMD Series B Preferred Stock having the same value as they would have received prior to the Anti-Dilution Event. In addition, for the purposes of this Agreement, the Series B Price shall be equal to $20.00; provided, however, if prior to the earlier of the Effective Time or the completion of a transaction or series of transactions involving the offering of any equity securities (or securities exercisable or convertible into equity securities) for cash in which WebMD raises proceeds of at least $4,000,000 at a price per share equal to $20.00 (appropriately adjusted for an Anti-Dilution Event), WebMD offers and sells any equity securities (or securities exercisable or convertible into equity securities of WebMD) in a transaction or series of transactions at a purchase price per share less than $20.00 per share (appropriately adjusted for an Anti-Dilution Event) (a "Dilutive Financing") then the price per share of WebMD
                    ------------------
Series B Price shall be equal to the higher of $15.00 or such per share sales price. For purposes of this Section 3.2, no adjustment of the Series B Price
                             -----------
shall be made as a result of the offer, sale and issuance of the following: (i) any shares of WebMD capital stock upon the conversion of any shares of the WebMD Series B Preferred Stock; (ii) securities of WebMD offered to the public pursuant to an effective registration statement under the 1933 Act; (iii) any of WebMD's securities pursuant to the acquisition by WebMD of any product, technology, know-how or another corporation by merger, purchase of all or substantially all of the assets, or any other reorganization whereby WebMD owns over 50% of the voting power of such corporation; (iv) any shares of WebMD capital stock issued at any time following the date hereof pursuant to options, warrants or other rights granted either before or after the date hereof to purchase such securities, less the number of any such options, warrants or rights that are repurchased by WebMD, are canceled or expire, in each case in favor of employees, officers, directors or consultants to WebMD or any of its subsidiaries, pursuant to a stock option plan or agreement approved by the Board of Directors of WebMD, provided, however, that such stock options, warrants or rights thereunder, if granted after the date hereof, are granted at a conversion or exercise price that the Board of Directors determines in good faith is not less than the fair market value of the securities into which they are exercisable as of the date of grant; (v) any shares of WebMD capital stock issued pursuant to the exchange, conversion or exercise of any WebMD security or other right currently outstanding or in effect; and (vi) any shares, rights, options or warrants to subscribe for, purchase or otherwise acquire shares, of WebMD Capital Stock issued pursuant to any acquisition or financing contemplated
by Section 7.3 hereof (including Schedule 7.3).   In the event the Series B
   -----------                   ------------
Price is to be adjusted hereunder, the determination of the Series B Price shall be mutually agreed upon by WebMD and DMK; provided, however, that if WebMD and DMK cannot agree on the Series B Price within 2 business days of the Dilutive Financing, DMK and WebMD shall select a mutually agreeable nationally recognized investment bank or accounting firm to determine the Series B Price in accordance herewith.

     3.3  Shares Held by DMK.  Each share of DMK Common Stock held in treasury
          ------------------
by DMK, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4  Dissenting Shareholders.  Any holder of shares of DMK Common Stock
          -----------------------
who perfects its dissenters' rights in accordance with and as contemplated by the CCC shall be entitled to receive the value of such shares in cash from DMK after the Effective Time as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the CCC and surrendered to DMK the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting shareholder of DMK fails to perfect, or effectively withdraws or loses, its right to appraisal and of payment for its shares, WebMD shall issue and deliver the consideration to which such holder of shares of DMK Common Stock is entitled under this Article 3 (without interest) upon surrender
                                    ---------
by such holder of the certificate or certificates representing such shares held by such holder.

     3.5  Fractional Shares.  No certificates representing fractional shares
          -----------------
of WebMD Series B Preferred Stock will be issued as a result of the Merger.
Each holder of shares of DMK Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of WebMD Series B Preferred Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of WebMD Series B Preferred Stock multiplied by the Series B Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     3.6  Conversion of DMK Options.
          -------------------------

           (a) At the later of (i) the Effective Time and (ii) the date on which all necessary Permits (if any) of any Regulatory Authorities are made, filed and obtained, each option granted by DMK to purchase shares of DMK Common Stock, which is outstanding immediately prior thereto (an "Option" or,
                                                           ------
collectively, the "Options"), granted by the DMK under the DMK Stock Plan or
                   -------
otherwise, whether or not exercisable, shall be converted into and become rights with respect to WebMD Series B Preferred Stock (or WebMD Common Stock upon certain events set forth in the designation governing the Series B Preferred Stock), and WebMD shall assume each Option, in accordance with the terms of the DMK Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) WebMD and its Compensation Committee shall be substituted for DMK and the Committee of DMK's Board of Directors (including, if applicable, the entire Board of Directors of DMK) administering the DMK Stock Plan, (ii) each Option assumed by WebMD may be exercised solely for shares of WebMD Series B Preferred Stock (or WebMD Common Stock upon certain events set forth in the designation governing the Series B Preferred Stock),
(iii) the number of shares of WebMD Series B Preferred Stock subject to such Option shall be equal to the number of whole shares (rounded down to the nearest whole share) of DMK Common Stock subject to such Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, and (iv) the per share exercise price under each such Option shall be adjusted by dividing the per share exercise price under each such Option by the Common Stock Exchange Ratio and rounding up to the nearest whole cent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.6(a), each
                                                        --------------
Option which is an "incentive stock option" shall be adjusted as required by
                    ----------------------
Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of such Option, within the meaning of Section 424(h) of the Code.

           (b) Prior to the Effective Time, (i) DMK shall be permitted to accelerate the vesting of the Options and (ii) DMK shall use its reasonable best efforts to obtain all necessary consents from holders of Options under the DMK Stock Plan or otherwise and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section.

           (c) As soon as practicable after the Effective Time, WebMD shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to the DMK Stock Plan and the agreements evidencing the grants of such Options and the Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 3.6 after
                                                              -----------
giving effect to the Merger and the provisions set forth above). If necessary, WebMD shall comply with the terms of the DMK Stock Plan and ensure, to the extent lawful and practicable, and subject to the provisions of, the DMK Stock Plan, that Options which qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

           (d) WebMD shall take all corporate action necessary to reserve for issuance a sufficient number of shares of WebMD Series B Preferred Stock (or WebMD Common Stock upon certain events set forth in the designation governing the WebMD Series B Preferred Stock) for delivery upon the exercise of Options.

           (e) Following the Effective Time, if WebMD completes an Initial Public Offering, then at such time as WebMD shall file a registration statement on Form S-8 for the option plans of WebMD, WebMD shall also file a registration statement on Form S-8 to register the shares of WebMD Common Stock subject to the Options under the DMK Stock Plan and shall use its reasonable efforts to maintain the effectiveness of such registration statements for so long as such Options remain outstanding.

     3.7  DMK Warrants.
          ------------

           (a) At the Effective Time, WebMD shall assume the obligations of DMK under the DMK common stock purchase warrants outstanding at the Effective Time and thereafter, upon exercise, the warrant holder shall receive the number of shares of WebMD Series B Preferred Stock (or WebMD Common Stock upon certain events set forth in the designation governing the WebMD Series B Preferred Stock) equal to the product of (i) the Common Stock Exchange Ratio and (ii) the number of shares of DMK Common Stock for which such warrant could have been exercised immediately prior to the Merger. The per share exercise price under each such DMK Warrant shall be adjusted by dividing the per share exercise price under each such Warrant by the Common Stock Exchange Ratio and rounding to the nearest whole cent by rounding up at .5 and above and down at .5 and below.

           (b) As soon as practicable after the Effective Time of the Merger, WebMD shall deliver to the holders of the DMK warrants appropriate notices setting forth such holders' rights pursuant to the applicable warrant agreements with respect thereto to the extent required by the terms of the warrant agreements with respect thereto.

           (c) WebMD shall take all corporate action necessary to reserve for issuance a sufficient number of shares of WebMD Series B Preferred Stock (or WebMD Common Stock upon certain events set forth in the designation governing the WebMD Series B Preferred Stock) for delivery upon exercise of the DMK warrants.


                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

     4.1  Exchange Procedures.  At the Closing, each holder of shares of DMK
          -------------------
Capital Stock (other than shares to be canceled pursuant to Section 3.3 of this
                                                            -----------
Agreement or as to which statutory dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding on the Closing
            -----------
Date shall surrender the certificate or certificates representing such shares to WebMD and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement. To the extent required
                          -----------
by Section 3.5 of this Agreement, each holder of shares of DMK Capital Stock
   -----------
issued and outstanding on the Closing Date also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of WebMD Series B Preferred Stock to which such holder may be otherwise entitled (without interest). WebMD shall not be obligated to deliver the consideration to which any former holder of DMK Capital Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of DMK Capital Stock for exchange as provided in this Section 4.1 or such holder provides an appropriate affidavit
                 -----------
regarding loss of such certificate and an indemnification for loss in favor of WebMD. The certificate or certificates of DMK Capital Stock so surrendered shall be duly endorsed as WebMD may require. Any other provision of this Agreement notwithstanding, neither WebMD, nor the Surviving Corporation shall be liable to a holder of DMK Capital Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2  Rights of Former DMK Shareholders.  At the Effective Time, the stock
          ---------------------------------
transfer books of DMK shall be closed and no transfer of DMK Capital Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement,
                                              -----------
each certificate theretofore representing shares of DMK Capital Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement)
                                       ------------     ---
shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1, 3.5 and 3.6 of this
                                               ------------  ---     ---
Agreement in exchange therefor. To the extent permitted by Law or the WebMD Articles of Incorporation, former shareholders of record of DMK shall be entitled to vote after the Effective Time at any meeting of WebMD shareholders the number of whole shares of WebMD Series B Preferred Stock into which their respective shares of DMK Common Stock are converted, regardless of whether such holders have exchanged their certificates representing DMK Common Stock for certificates representing WebMD Series B Preferred Stock in accordance with the provisions of this Agreement. If a dividend or other distribution is declared by WebMD on the WebMD Series B Preferred Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of WebMD Series B Preferred Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of DMK Capital Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement.
                                             -----------
However, upon surrender of such certificate, both the WebMD Series B Preferred Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

     4.3  Escrow Shares.  At the Effective Time, WebMD shall issue twenty
          -------------
percent (20%) of the aggregate number of shares of WebMD Series B Preferred Stock into which the outstanding shares of DMK Capital Stock are converted into at the Effective Time pursuant to Articles 3 hereof (the "Escrow Shares") to be
                                  ----------              -------------
held in escrow pursuant to the terms of the Escrow Agreement attached hereto as
Exhibit 4.3.
-----------


                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF DMK
                     -------------------------------------

     DMK hereby represents and warrants to WebMD and Merger Corp. as follows:

     5.1  Organization, Standing, and Power.  DMK is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets. DMK is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, in the aggregate, a Material Adverse Effect on DMK. Copies of the articles or certificate of incorporation and all amendments thereto of DMK and the bylaws, as amended, of DMK and copies of the corporate minutes (or resolutions adopted by the shareholders or Board of Directors) of DMK, which have been made available to WebMD for review, are true and complete, in all Material respects, as in effect on the date of this Agreement, and accurately reflect all corporate actions taken at proceedings of the shareholders and Board of Directors (and all committees thereof) of DMK. The stock record books of DMK, which have been made available to WebMD for review, contain true and complete records of the stock ownership of DMK and all prior transfers of the shares of its capital stock.

     5.2  Authorization of Agreement; No Breach.  The execution, delivery and
          -------------------------------------
performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger have been duly authorized by all necessary corporate and shareholder action of DMK. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by DMK pursuant to this Agreement will constitute, legal, valid and binding obligations of DMK enforceable against

DMK in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by DMK pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles or certificate of incorporation or bylaws of DMK or any other Material instrument or agreement to which DMK is a party or is bound; (ii) to the knowledge of DMK, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon DMK or upon their respective securities, property or business; (iii) except as set forth on
Schedule 5.2, conflict with or constitute a Default under any Material Contract
------------
to which DMK is a party or by which DMK is bound; or (iv) create a Lien upon the securities, property or business of DMK.

     5.3  Capital Stock.  The authorized capital stock of DMK consists of (i)
          -------------
5,000,000 shares of DMK Common Stock, of which 1,046,233 shares are issued and outstanding as of the date of this Agreement, (ii) 1,100,000 shares of DMK Series A Preferred Stock, 1,072,658 of which are issued and outstanding as of the date of this Agreement, and (iii) 1,500,000 shares of DMK Series B Preferred Stock, 1,463,413 of which are issued and outstanding as of the date of this Agreement. All of such shares are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities laws. Except as set forth on Schedule 5.3, there are no outstanding warrants, options,
                       ------------
rights (including outstanding rights to demand registration or to sell in connection with a registration by DMK under the 1933 Act), calls or other commitments of any nature relating to the DMK Common Stock, and there are no outstanding securities of DMK convertible into or exchangeable for shares of DMK Common Stock or any other capital stock ("DMK Equity Rights"). Except as set
                                          -----------------
forth on Schedule 5.3, DMK is not obligated to issue or repurchase any shares of
         ------------
its capital stock for any purpose, and to the knowledge of DMK no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of DMK.

     5.4  DMK Subsidiaries.  DMK does not own, directly or indirectly, any
          ----------------
capital stock or other equity or ownership or proprietary interest in any corporation, partnership or other entity.

     5.5  Financial Statements.
          --------------------

           (a)  Schedule 5.5(a) contains true and complete copies of the (i)
                ---------------
audited balance sheet of DMK as of December 31, 1997, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended and for the period from inception (May 24, 1995) to December 31, 1997 (the "Audited Statements"), and (ii) unaudited balance sheet of DMK as of November
-------------------
30, 1998 and unaudited statement of income and statement of income for the eleven months ended November 30, 1998 (the "Unaudited Statements") (the Audited
                                            --------------------
Statements and the Unaudited Statements are sometimes hereinafter collectively referred to as the "Financial Statements").
                    --------------------

           (b)  Except as disclosed in Schedule 5.6, the Financial Statements
                                       ------------
(i) are in accordance with the books and records of DMK, which books and records have been maintained in accordance with reasonable business practices; (ii) present fairly the financial condition, assets and liabilities of DMK, as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated; (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for the omission of notes to the Unaudited Statements, and except that the Unaudited Statements are subject to normal year end adjustments of the type specifically listed in
Schedule 5.5(b) which will not, individually or in the aggregate, be Material;
---------------
and (iv) reflect adequate reserves for all known Material Liabilities and reasonably anticipated losses required to be recorded under GAAP.

     5.6  Absence of Undisclosed Liabilities.  Except as disclosed on Schedule
          ----------------------------------                          --------
5.6, as of the date hereof, DMK does not have any Undisclosed Liabilities,
---
except for unpaid liabilities and obligations incurred since November 30, 1998, in the ordinary course of business and consistent with past practice and not involving Funded Debt.

     5.7  Absence of Changes.  Except for the transactions contemplated by
          ------------------
this Agreement or as disclosed on Schedule 5.7, since November 30, 1998 there
                                  ------------
has not been any transaction or occurrence in which DMK has:

           (a) issued or delivered or agreed to issue or deliver any capital stock or other securities (whether stock, bonds, debentures or other corporate securities) or granted or agreed to grant any options or rights to purchase any securities or borrowed or agreed to borrow any Funded Debt;

           (b) incurred or become subject to, or agreed to incur or become subject to, any Material Liability other than in the ordinary course of business;

           (c) discharged or satisfied any Lien or paid any Material Liability other than (i) current liabilities shown on the balance sheet as of November 30, 1998 included in the Financial Statements, (ii) current liabilities incurred since that date in the ordinary course of business, or (iii) Funded Debt shown on such balance sheet or incurred since November 30, 1998;

           (d) declared, set aside or made, or agreed to declare, set aside or make any payments or dividends or any distribution to shareholders or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, any shares of capital stock or other securities; other then as contemplated by Section 10.2(m) hereof;
                   ---------------

           (e) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any Lien, except for any liens regarding current real and personal property taxes not yet due and payable;

           (f) sold, assigned or transferred (or agreed so to do) any of its tangible assets, or canceled or agreed to cancel any debts or claims, except, in each case, in the ordinary course of business;

           (g) sold, assigned or transferred any patents, trademarks, trade names, copyrights or other intangible assets;

           (h) suffered any Material damage, destruction or loss, whether or not covered by insurance, which materially and adversely affected the properties or business thereof, or suffered any extraordinary losses or waived any rights of substantial value, whether or not in the ordinary course of business;

           (i) increased the rate of compensation payable or to become payable by it to any of its officers, directors, employees or agents over the rate being paid to them at November 30, 1998, or agreed so to do, except general hourly rate increases and normal merit increases for employees other than officers;

           (j) terminated or amended any Material Contract, license or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination, of any existing business arrangement, the termination or loss of which would materially and adversely affect any such entity;

           (k) through negotiation or otherwise, made any commitment or incurred any Liability, whether or not enforceable, to any labor organization;

           (l) except for any year-end compensation bonuses to be paid consistent with past practice, if any, made or agreed to make any accrual or arrangement for or payment of any bonus or special compensation of any kind to any officer, director, employee or agent;

           (m) directly or indirectly paid or entered into a Contract to pay any severance or termination pay to any officer, director, employee or agent;

           (n) changed any of the accounting principles followed by it or the methods of applying such principles;

           (o) reclassified its shares of capital stock into a different number of shares;

           (p) made or approved the making of any capital expenditure exceeding the amount of $25,000 in any instance;

           (q) except in the ordinary course of business, loaned funds to or increased the aggregate amount of existing loans to any Person;

           (r) experienced any Material development, quality assurance or network operations problems;

           (s) suffered or experienced any other event or condition which would be reasonably likely to have a Material Adverse Effect on the business, operations, assets, properties or condition of DMK, taken as a whole, financial or otherwise.

     5.8  Indebtedness.  Schedule 5.8(a) lists all Funded Debt of DMK as of the
          ------------   ---------------
date hereof, setting forth the principal amounts outstanding, per annum interest rates and maturity dates for all such indebtedness. All of the indebtedness (including Funded Debt) of DMK as of the respective dates of the Financial Statements and as of the date of this Agreement is accurately reflected in the Financial Statements or reflected on Schedule 5.6 and with respect to any Funded
                                     ------------
Debt, except as disclosed in Item 1 of Schedule 5.19(b)(i), DMK is not in breach
                                       -------------------
or Default under any of the terms or conditions set forth in the loan documents or any other document or instrument related thereto. Except as disclosed on
Schedule 5.8(b), all of the Funded Debt of DMK is prepayable at any time without
---------------
penalty or premium at the option of the obligor. Except as disclosed on Schedule
                                                                        --------
5.8(c), (i) the transactions contemplated in this Agreement will not result in
------
any penalty or incurrence of any additional obligation or change of any terms with respect to any such indebtedness, and (ii) DMK does not have any obligations, Liabilities or indebtedness to any Affiliate.

     5.9  Tax Matters.
          -----------

           (a) DMK has filed all federal and state income tax returns for all periods prior to the date hereof which were required to be filed, and no returns so filed have been examined by the IRS or any state agency with respect to any such period. DMK has not received notice of any Tax claims being asserted or any proposed assessment by any taxing authority and to the knowledge of DMK, no Tax returns thereof have been examined by the IRS or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and DMK is not presently under, nor has it received notice of any contemplated, investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. DMK has not executed any extension or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

           (b) As of the date hereof, DMK has filed all Tax returns required to be filed at this date, taking into account any extensions of the filing deadlines which have been validly granted to any such entity and which are disclosed on Schedule 5.9, and such returns are true and correct in all Material
             ------------
respects and properly reflect the Tax Liabilities of DMK for the periods, property or events covered thereby, and each such entity has paid all Taxes (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period through the date hereof whether shown on such returns or not, except for taxes which DMK is contesting in good faith and for which it has made adequate reserves in the Financial Statements.

           (c) Adequate provision has been made in the Financial Statements in accordance with GAAP as of November 30, 1998, for all Tax Liabilities not required to be paid prior to such date and for all current and deferred Taxes.

           (d) DMK has withheld or collected from each payment made to its employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same to the proper tax depositories or collecting authorities.

           (e) All ad valorem property taxes for fiscal years prior to 1999 imposed on DMK have been paid in full or adequately reserved in the Financial Statements, as appropriate.

           (f) DMK has never made an election under Section 341(f) of the Internal Revenue Code and is not a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

     5.10  Real Property.
           -------------

           (a) DMK does not own any real property. True and correct copies of all real property leases of DMK have been provided or made available to WebMD. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions involving only the other party thereto, none of which actions, events or conditions have occurred or exist to the knowledge of DMK. Except as disclosed in Schedule 5.10(a)(i), DMK is not in Default under any of the terms or
   -------------------
conditions set forth in any of the foregoing leases or any other documents or instruments related thereto and to DMK's knowledge, no Default has been made or asserted by any other party thereto. Except as disclosed on Schedule
                                                             --------
5.10(a)(ii), the continuation, validity and effectiveness of the terms and
-----------
conditions of such leases will not be Materially affected in any way by the transactions contemplated by this Agreement.

           (b) To DMK's knowledge, all improvements on the real estate owned by, leased to or used by DMK conform to all Material applicable state and local laws, zoning and building ordinances and health and safety ordinances, and the property is zoned for the various purposes for which the real estate and improvements thereon are presently being used.

           (c) DMK's leased premises are in satisfactory condition and repair consistent with the uses to which each such property is being put.

           (d) To DMK's knowledge, no proceedings for the taking of any of such real property by eminent domain by any governmental authority are pending or threatened.

     5.11  Personal Property.
           -----------------

           (a) True and correct copies of all leases for personal property (except miscellaneous leases of office machinery, medical equipment, or any leases having future minimum lease payments of less than $10,000) used or employed by DMK have been provided or made available to WebMD. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions affecting the other party thereto, none of which actions, events or conditions exists of has occurred to the knowledge of DMK. DMK is not in Default under any of the terms or conditions set forth in any of the foregoing leases or any document or instrument related thereto and, to DMK's knowledge, no Default has been made or asserted by any other party thereto. Except as disclosed on Schedule 5.11(a)(i),
                                                            -------------------
the continuation, validity and effectiveness of such leases will not be affected in any Material way by the transactions contemplated by this Agreement. Except as disclosed on Schedule 5.11(a)(ii), DMK does not lease any personal property
                --------------------
as lessor.

           (b) All Material items of tangible personal property and leasehold improvements owned or leased by DMK are in satisfactory operating condition and in a state of reasonable maintenance and repair, consistent with the uses to which they are being put, and all such personal property, and leasehold improvements are considered adequate and usable for the continued operation of the business of DMK, as the same is presently being conducted and are physically located either at the principal place of business of DMK or at DMK's principal business office.

     5.12  Intellectual Property.
           ---------------------

           (a)  Schedule 5.12(a)(i) contains a true and complete list of all
                -------------------
Intellectual Property owned by, registered in the name of, or used by DMK in its business on the date hereof, or for which application has been made, including all internet domain names registered with any third party. All such Intellectual Property rights are in full force and effect and constitute legal, valid and binding obligations of DMK and, to DMK's knowledge, any other party thereto; and there have not been and there currently are no Defaults thereunder by DMK or, to DMK's knowledge, by any other party thereto. DMK owns or has a valid license to all such Intellectual Property rights free and clear of all Liens or claims of infringement. DMK has not misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by DMK infringes upon or otherwise violates the rights of others, nor has any person asserted a claim of such infringement. Except as set forth on Schedule 5.12(a)(ii), DMK is not obligated to pay any royalties to any
         --------------------
person or entity with respect to any such Intellectual Property. DMK owns or has the valid right to use all of the Intellectual Property rights which it is presently using in the conduct of its business or which it proposes to use in connection with the performance of any Material contract, proposal or letter of intent to which it is a party. Except as set forth on Schedule 5.12(a)(iii),
                                                       ---------------------
DMK has not licensed or sublicensed its rights in any Intellectual Property.

           (b)  Except as described on Schedule 5.12(b), every current and
                                       ----------------
former officer, director, consultant or employee of DMK has entered into any Contract which requires such officer, director, consultant or employee to assign any interest in any Intellectual Property which relates to the business of DMK to DMK and to keep confidential any trade secrets, proprietary data, patient lists or other proprietary business information of DMK or any customer of DMK, and to DMK's knowledge no such officer, director, consultant or employee is a party to any Contract that requires such individual to assign any interest in any Intellectual Property which relates to the business of DMK to any Person other than DMK, or to keep confidential any trade secrets, proprietary data, customer information or other business information of any Person other than DMK or, on behalf of DMK, a customer of DMK, or which restricts or prohibits such officer, director, consultant or employee from engaging in activities on behalf of DMK.

           (c) DMK has sufficient rights to the Intellectual Property described in Schedule 5.12(a) to continue to operate the business as conducted on the date
   ----------------
hereof. The conduct of the business of DMK does not infringe any Intellectual Property of any other Person.

           (d) DMK is the sole owner of record for each application and registration listed on Schedule 5.12(d). There is no opposition, interference or
                       ----------------
cancellation proceeding before any court or registration authority in any jurisdiction against the registrations listed on Schedule 5.12(d), or against
                                                 ----------------
any Intellectual Property licensed to DMK that is pending or, to the knowledge of DMK, threatened.

           (e) There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which DMK is a party or, to DMK's knowledge, which otherwise apply to DMK, which (i) restrict DMK's rights to use any Intellectual Property, (ii) restrict DMK's business in order to accommodate a third party's intellectual rights or (iii) permit third parties to use any Intellectual Property owned or controlled by DMK.

           (f)  Except as set forth on Schedule 5.12(f), the consummation of the
                                       ----------------
transactions contemplated hereby will not result in the loss or impairment of DMK's right to own or use any of the Intellectual Property, nor will require the consent of any government authority or third party in respect of such Intellectual Property.

     5.13  Accounts Receivable.  The accounts receivable of DMK as of November
           -------------------
30, 1998, as reflected in the Financial Statements (net of reserves reflected in such Financial Statements), to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of DMK on the date hereof, are validly existing and represent monies due for goods sold and delivered or services performed, and are collectible within ninety (90) days after billing net of the reserve reflected in such Financial Statements and the value of such accounts receivable as shown in the Financial Statements are, in the aggregate, net of adequate reserves for doubtful and uncollectible accounts as determined in accordance with GAAP. Except as set forth in Schedule 5.13, DMK
                                                              -------------
has issued or granted no refunds, discounts or other adjustments payable with respect to any such accounts receivable, and there are no valid defenses, rights of set-off, assignments, restrictions, encumbrances, or conditions enforceable by third parties on or affecting any of the foregoing.

     5.14  The Software.
           ------------

           (a) The computer software of DMK used in the performance of its business (the "Software") performs in accordance with the documentation and
               --------
other written material used in connection with the Software, is free of Material defects in operation, is in machine-readable form, and contains all current revisions of such software, and includes all computer programs, materials, tapes, object and source codes and other written materials related to the Software. DMK has delivered to WebMD complete and correct copies of all user and technical documentation related to the Software.

           (b) Neither DMK nor, to DMK's knowledge, any employee, contractor or agent thereof, has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to WebMD pursuant hereto.

           (c) To DMK's knowledge no employee or contractor of DMK is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software or noncompetition arrangement, or any other Contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of DMK during the time they were employees only of DMK or by consultants who have assigned in writing all of their rights in the Software to DMK.

           (d) All right, title and interest in and to the Software developed by DMK is owned by DMK, free and clear of all liens, claims, charges or encumbrances, is fully transferable to WebMD, and no party other than DMK has any ownership interest in such Software, including without limitation, any security interest, license, contingent interest or otherwise. DMK's development or sale of such Software did and does not violate any rights of any other person or entity and DMK has not received any communication alleging such a violation. DMK does not have any obligation to compensate any Person for the development, use, sale or exploitation of such Software nor has DMK granted to any other person or entity any license, option or other right to develop, use, sell or exploit in any manner such Software, whether requiring the payment of royalties or not.

           (e) DMK has kept secret and has not disclosed the source code for the Software to any person or entity other than certain employees of, and consultants to, DMK. DMK has taken all reasonable measures to protect the confidential and proprietary nature of the Software. There have been no patents applied for and no copyrights registered for any part of the Software. To the knowledge of DMK, there are no trademark rights of any person or entity other than DMK in the names listed in Item 1 of Schedule 5.12(a)(i).
                                          -------------------

           (f) Except as set forth on Schedule 5.14(f), DMK has not given any
                                      ----------------
warranties to any third parties with respect to the products or services offered by it.

     5.15  Insurance.  All of the properties and business of DMK of an
           ---------
insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured in such amounts and against such losses, casualties or risks as is usual in such companies and for such properties and business. A complete and accurate list of all insurance policies held by DMK and now in force (including, without limitation, property damage, public liability, worker's compensation, fidelity bonds, errors and omissions, theft, forgery and other coverage) is attached hereto as Schedule 5.15(a), and true and
                                                  ----------------
correct copies of all such policies have been provided or made available to WebMD. All such policies are in full force and effect and the premiums due thereon have been timely paid. DMK is not in Default regarding the provisions of any such policy, nor has it failed to give any notice or present any Material claim thereunder in due and timely fashion. Except as set forth on Schedule 5.15(b), the consummation of the
                                ----------------
transactions contemplated by this Agreement will not constitute a Default under, or otherwise affect the coverage under, any such insurance policies.

     5.16  Compliance with Laws.
           --------------------

           (a) DMK has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on DMK. DMK is not in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No notice or warning from any Regulatory Authority with respect to any failure or alleged failure of DMK to comply with any Law has been issued or given, nor to DMK's knowledge, is any such notice or warning proposed or threatened.

           (b)  Except as set forth on Schedule 5.16, no consent or approval of,
                                       -------------
prior filing with or notice to, or other action by, any Regulatory Authority or any other third party is required in connection with the execution and delivery of this Agreement or any agreement or other instrument to be executed and delivered pursuant to this Agreement by DMK or the consummation of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made.

           (c) To DMK's knowledge, there are no Material capital expenditures that DMK anticipates will be required to be made in connection with its business as now conducted in order to comply with any existing Laws or other governmental requirements, including, without limitation, requirements relating to occupational health and safety. "Capital Expenditures" shall have the same
                                 --------------------
meaning as it has in the Financial Statements if and to the extent that the treatment thereof is in accordance with GAAP.

           (d) Neither DMK, nor, to DMK's knowledge, any officer, director, employee, agent or other representative of DMK, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

     5.17  Environmental Matters.
           ---------------------

           (a) Except as set forth on Schedule 5.17(a)(i), there are no claims,
                                      -------------------
actions, suits, proceedings or investigations related to Environmental Laws with respect to the use, condition or operation of any of the assets held for use or sale by DMK in any court or before or by any federal, state or other governmental agency or private arbitration tribunal (hereinafter collectively referred to as "Environmental Litigation"). Except as set forth on Schedule
                ------------------------                           --------
5.17(a)(ii), there are no existing violations of Environmental Laws by DMK with
-----------
respect to the use, condition, lease or operation of any assets thereof or any property used by DMK Except as set forth on Schedule 5.17(a)(iii), no written
                                             ----------------------
or oral notice, or other communication from any court or governmental agency, official or instrumentality, of any alleged violation of any Environmental Law has been filed or communicated to DMK with respect to the use, ownership, condition, operation, or disposal of any of the assets of DMK or any property formerly held for use or sale by any such entity or, to the knowledge of DMK, any of their respective predecessors. To the knowledge of DMK, no basis exists for the allegation of any such violations.

           (b)  Except as set forth on Schedule 5.17(b), to the knowledge of
                                       ----------------
DMK, no building or other improvement or any premises owned, leased, operated or managed by DMK contains any asbestos-containing materials.

     5.18  Litigation and Claims.  There are no outstanding Orders directed at
           ---------------------
or to which DMK is subject, and, except as disclosed on Schedule 5.18, there is
                                                        -------------
no Litigation pending or, to DMK's knowledge, threatened against or relating to DMK or its Assets or business, and to the knowledge of DMK , there is no specific event which has occurred for which any such action or any state of facts or occurrence of any event which might give rise to the foregoing. Except as disclosed on Schedule 5.18, DMK has not been advised by any attorney
                -------------
representing it that there are any "loss contingencies" (as defined in Statement
                                    ------------------
of Financing Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FASB 5")), which would be required by FASB 5 to
                                ------
be disclosed or accrued in the Financial Statements.

     5.19  Contracts and Commitments.
           -------------------------

           (a)  Except as set forth on Schedule 5.19(a), DMK is not a party to
                                       ----------------
and does not obtain benefits under, any Contract, whether written or oral, of the following nature:

                 (i) any Contract for the employment of any officer, director, employee or consultant;

                 (ii) any Contract for the purchase, sale, production, supply, maintenance or support, whether on a continuing basis or otherwise, of goods or services of any type involving in any one case $25,000 or more;

                 (iii) any Contract or term sheet with a managed care organization, or other License or other strategic agreement;

                 (iv)   any sales or vendor Contract or sub-contract;

                 (v) lease under which DMK is either lessor or lessee relating to its Assets or any property at which such Assets are located;

                 (vi) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the business of DMK or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person;

                 (vii) agreement, contract or commitment for any charitable or political contribution;

                 (viii) agreement, contract or commitment limiting or restraining DMK, or any successor thereto from engaging or competing in any manner or in any business, nor, to the knowledge of DMK, is any employee of DMK subject to any such agreement, contract or commitment;

                 (ix) license, franchise, distributorship or other agreement, which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by DMK in the conduct of the business of DMK (exclusive of any shrink-wrap license agreements entered into in the ordinary course of business);

                 (x) Material agreement, contract or commitment of DMK not made in the ordinary course of business;

                 (xi) any Contracts that are, in the reasonable opinion of DMK, materially adverse, onerous or otherwise harmful to DMK's businesses, properties, operations or assets;

                 (xii) any agreements pursuant to which any of DMK's web sites or pages therein are linked with other web sites or pages therein; agreements with web site hosts or internet access providers; agreements regarding data center hosting or security; agreements relating to advertising or sponsorships; agreements providing for the use, display or distribution of third party content, information or data or the provision of services through DMK's web sites agreements regarding the establishment or maintenance of networks, telecommunication links, virtual private networks or other similar non-public networks;

                 (xiii) subscriber or end-user agreements and other forms or policies governing the use of (i) DMK's web sites or the information contained therein or (ii) the information obtained by DMK from third parties through its web sites; and

                 (xiv) any Contracts upon which the business, rights or assets, or condition, financial or otherwise, of DMK depends or is or would be Materially affected.

           (b) Each of the agreements, Contracts, commitments, leases, plans and other instruments, documents and undertakings of DMK whether or not listed on Schedule 5.19(a), is valid and enforceable in accordance with its terms,
   ----------------
except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or principles of public policy; DMK is, and to the knowledge of DMK all other parties thereto are, in compliance with the provisions thereof; except as disclosed in Schedule 5.19(b)(i), DMK is not, and to the knowledge of DMK no
             -------------------
other party thereto is, in Default in the performance, observance or fulfillment of any Material obligation, covenant or condition contained therein. Except as disclosed in Schedule 5.19(b)(ii), no written or oral agreement, contract or
             --------------------
commitment described therein requires the consent of any party to its assignment in connection with the transactions contemplated hereby. True, complete and correct copies of each such agreement have been furnished by DMK to WebMD (or true, complete and correct descriptions thereof are set forth in Schedule
                                                                 --------
5.19(a) if such agreement is oral).
-------

          (c)  Except as set forth in Schedule 5.19(c), the products and
                                     ----------------
services DMK provides to its customers conform in all Material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of DMK without imposition of any performance credits or other penalties, and there has not been during the last three (3) years any claim made against DMK by any customer of DMK or by any other Person alleging that any DMK product or service (including each version thereof that has been licensed or otherwise made available by DMK to any Person) does not conform in all Material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of DMK, and, to the knowledge of DMK, there is not a reasonable basis for any such claim. No product liability or warranty claims which individually or in the aggregate could exceed the reserves therefor on the DMK Financial Statements have been communicated in writing to or threatened in writing against DMK.

          (d)  Except as disclosed in Schedule 5.19(d), the DMK products and
                                      ----------------
services, including the Software, as of the date hereof, during and after the calendar year 2000 A.D., include design, function and performance capabilities such that the DMK products and services shall not abnormally end and/or have invalid and/or incorrect results from and/or performance or functional degradation because of the then-current date. The design and function of the DMK products and services shall ensure year 2000 A.D. and shall include, but not be limited to, date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

     5.20  Powers of Attorney.  Except as disclosed on Schedule 5.20, DMK has
           ------------------                          -------------
not given or granted any power of attorney, whether limited or general, to any Person that is continuing in effect.

     5.21  Benefit Plans.
           -------------

           (a) Neither DMK nor any ERISA Affiliate (as hereafter defined) maintains, contributes or sponsors, and have not maintained, contributed to or sponsored any "employee
               --------
pension benefit plan" that is subject to Section 3(2) of ERISA or Section 412 of
--------------------
the Internal Revenue Code of 1986, as amended ("Code") or any "Multiemployer
                                                ----           -------------
Plan" (as defined in Section 4001(a)(3) of ERISA). ERISA Affiliate means all
----
persons which are treated as being under common control or as a single employer with DMK or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code. Any "employee welfare benefit plan" (as defined in ERISA Section 3(1))
           -----------------------------
maintained by, contributed to or sponsored by DMK or any ERISA Affiliate (or previously maintained by, contributed to or sponsored by DMK or any ERISA Affiliate) as fully insured arrangements that are not subject to discrimination rules of the Code. Neither DMK nor any ERISA Affiliate maintains, contributes or sponsors, and have not maintained, contributed to or sponsored any arrangement subject to Code Sections 419 or 419A.

           (b) The consummation of the transactions contemplated by this Agreement will not (1) entitle any current or former employee of DMK to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of DMK, or (2) except as set forth in Section 3.6(b)(i),
                                                              -----------------
accelerate the time of payment or vesting, increasing the amount, of any compensation due to any such employee of DMK.

           (c) DMK shall be responsible for complying with the requirements of Code Section 4980B and Part 6 of Title I of ERISA for its employees (including for those employees of DMK who are hired by WebMD on or after the Closing) and their "qualified beneficiaries" whose "qualifying event" (as such terms are
       -----------------------         ----------------
defined in Code Section 4980(B) occurs on or prior to the Closing.

     5.22  Remuneration.  Schedule 5.22(a) contains a complete and accurate
           ------------   ----------------
schedule of the direct compensation (including wages, salaries and actual or anticipated bonuses), plus a description of other annual benefits not made available to the other employees generally, paid in the fiscal year 1998 to (i) all of the officers and directors of DMK; and (ii) all of the employees and consultants of DMK who received or will be receiving in excess of $50,000 (excluding commission and bonus compensation) during such year. Except as contained in Schedule 5.22(b), no unpaid salary, other than for the immediately
             ----------------
preceding pay period and other than pursuant to the existing deferred compensation plans of DMK is now payable to any of such officers, directors, employees or consultants.

     5.23  Union and Employment Agreements.  Except as set forth on Schedule
           -------------------------------                          --------
5.23(i)), DMK is not a party to any union agreement, nor does any such entity
--------
have any written or oral agreement that is not terminable by it at will with any of its officers, directors, employees, consultants, agents, or any other person performing services therefor, relating to their employment by or performance of services or their compensation therefor. No union attempts to organize the employees of DMK have been made, nor are any such attempts now threatened so far as is known to any such entity. Except as set forth on Schedule 5.23(ii), DMK
                                                        -----------------
has not received notice, or has any reason to believe, that any of its officers or directors of any such entity will terminate or contemplates terminating his or her employment currently or at any time within sixty (60) days of the Closing Date.

     5.24  Interested Transactions.
           -----------------------

           (a)  Except as set forth on Schedule 5.24(a), DMK is not currently a
                                       ----------------
party to any Contract, loan or other transaction with any of the following persons, or in which any of the following persons have any direct or indirect interest (other than as a shareholder or employee of DMK):

                 (i) Any director, officer, employee of DMK or any of the Shareholders;

                 (ii) Any of the spouses, parents, siblings, children, aunts, uncles, nieces, nephews, in-laws and grandparents of any of the persons described in clause (i); or

                 (iii) Any corporation, trust, partnership or other entity in which any of the persons described in clauses (i) or (ii) has a beneficial interest (other than in a corporation whose shares are publicly traded and in which such persons own beneficially in the aggregate no more than 5% of the equity interest).

           (b)  Except as set forth on Schedule 5.24(b), none of the
                                       ----------------
Shareholders is an employee, consultant, partner, principal, director or shareholder of any business entity which is engaged in a business which competes with or is similar to the business of DMK.

     5.25  Brokers and Finders.  No broker, agent, finder or consultant or
           -------------------
other person has been retained by or on behalf of DMK (other than legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by DMK in connection with the transactions contemplated hereby. Neither WebMD nor DMK shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any actions of DMK.

     5.26  Statements True and Correct.  No certificate, schedule, or other
           ---------------------------
exhibit furnished or to be furnished by DMK to WebMD pursuant to the terms of this Agreement contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information furnished in writing by DMK or, to DMK's knowledge, any Affiliate thereof for inclusion in the Private Placement Memorandum to be mailed to DMK's Shareholders in connection with the Shareholder's approval of the Merger will, at the time such documents are first mailed to the Shareholders of DMK or at the time of the Shareholder's approval of the Merger, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.27  Bank Accounts.  A true and correct and complete list as of the date
           -------------
of this Agreement of all banks, trust companies, savings and loan associations and brokerage firms in which DMK has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding powers of attorney from DMK and a summary statement as to the terms thereof is listed in Schedule 5.27.
   -------------

     5.28  Accounting and Tax Matters.  DMK has not taken any action or has any
           --------------------------
knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     5.29  State Takeover Laws.  DMK has taken all necessary action to exempt
           -------------------
the transactions contemplated by this Agreement from any applicable state takeover Law.

     5.30  Authority of Shareholders; No Breach by Agreement.  To the
           -------------------------------------------------
knowledge of DMK:

          (a) Each of the Shareholders has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Shareholders' Closing Documents and to perform its obligations under this Agreement and the Shareholders' Closing Documents. This Agreement represents a legal, valid, and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the Shareholders party to each of the Shareholders' Closing Documents, each such Shareholders' Closing Document will constitute the legal, valid, and binding obligations of each such Shareholder, enforceable against such Shareholder in accordance with its respective terms.

           (b) Neither the execution and delivery of this Agreement by any Shareholder, nor the consummation by any Shareholder of the transactions contemplated hereby, nor compliance by any Shareholder with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of DMK's articles of incorporation or bylaws or the governing instruments of any Shareholder that is not a natural person, or (ii) except as listed in Schedule
                                                                      --------
5.30(b), constitute or result in a
-------

Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of DMK under, or permit any acceleration or modification under, any Contract or Permit of DMK, or (iii) subject to receipt of the requisite Consents, violate any Law or Order applicable to any Shareholder or to DMK or any of their respective Material Assets.

           (c)  Other than as required under the Hart-Scott-Rodino Act or listed in Schedule 5.30(c), no notice to, filing with, or Consent of, any public
          ----------------
body or authority is necessary for the consummation by the Shareholders of the transactions contemplated in this Agreement.

     5.31  Schedules. Matters disclosed on each Schedule shall be deemed
           ---------
disclosed only for purposes of the matters to be disclosed on such Schedule and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.


                                   ARTICLE 6
              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
              --------------------------------------------------

     Each of the Shareholders, severally but not jointly, hereby represents and warrants as to itself to WebMD as of the date that such Shareholder becomes a party to this Agreement and as of the Closing Date as follows:

     6.1  Ownership of Shares.  The Shareholder is the owner of all right,
          -------------------
title and interest (legal, record and beneficial) in and to the number of shares of DMK Common Stock and Preferred Stock listed opposite Shareholder's name on
Schedule I to this Agreement (the "Shares"), free and clear of any and all
----------                         ------
Liens. The delivery to WebMD of the DMK Common Stock and Preferred Stock pursuant to the provisions of this Agreement will transfer to WebMD good and marketable title to all of such Shares free and clear of all Liens. Except as disclosed in Schedule 6.1, other than the DMK Equity Rights identified and
             ------------
listed opposite the name of the Shareholder on Schedule I, the Shareholder owns
                                               ----------
no right, title or interest (legal, record or beneficial) to any securities of DMK or right of any kind to have any such security issued. No Person other than DMK has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any of the DMK Common Stock from the Shareholder.

     6.2  Authority of Shareholder; No Breach.  The Shareholder has the
          -----------------------------------
absolute and unrestricted right, power, authority, and capacity to execute and deliver the Shareholders' Closing Documents and to perform its obligations under the Shareholders' Closing Documents. This Agreement represents a legal, valid, and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the Shareholder of the Shareholders' Closing Documents, the Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms.

     6.3  Absence of Conflicting Agreements or Required Consents.  The
          ------------------------------------------------------
execution, delivery and performance by the Shareholder of the Shareholders' Closing Documents to which it is a party (with or without the giving of notice, the lapse of time, or both): (a) other than in connection or compliance with the provisions of the federal securities laws, applicable state corporate and securities laws, or under the Hart-Scott-Rodino Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by the Shareholder of the transactions contemplated in this Agreement, (b) will not conflict with, result in a breach of, or constitute a default under any ruling, judgment, order or injunction, or to the knowledge of the Shareholder any law, ordinance or regulation, of any court or governmental instrumentality to which the Shareholder is subject or by which the Shareholder, or his, her or its Assets, are bound; and (c) will not create any Lien upon the Shares owned by the Shareholder.

     6.4  Legal Proceedings.  There are no claims, lawsuits, actions,
          -----------------
arbitrations, administrative or other proceedings, or governmental investigations or inquiries, pending or, to the knowledge of the Shareholder, threatened against the Shareholder affecting the performance by the Shareholder of the Shareholders' Closing Documents and, to the knowledge of the Shareholder, there is no basis for any action or any state of facts or occurrence of any event which might give rise to the foregoing.

     6.5  Investment Representations; Access to Information.
          -------------------------------------------------

           (a) The Shareholder is acquiring the shares of WebMD Series B Preferred Stock to be issued pursuant to this Agreement for investment only, for the Shareholder's own account and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution, transfer or assignment thereof or participation therein. The Shareholder is an "accredited
                                                                    ----------
investor" as such term is defined in Rule 501(a) under the 1933 Act. The
--------
Shareholder understands that the shares of WebMD Series B Preferred Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the 1933 Act in reliance upon the representations set forth herein.

           (b) The Shareholder understands that the offering and sale of the WebMD Series B Preferred Stock is intended to be exempt from registration under the 1933 Act, by virtue of Section 4(2) of the 1933 Act and Regulation D of the 1933 Act. The Shareholder has the financial ability to bear the economic risk of the Shareholder's investment and has adequate means for providing for the Shareholder's current needs and personal or other contingencies.

           (c) The Shareholder meets any additional or different suitability standards imposed by the Shareholder's state of incorporation or organization, or imposed by any other applicable laws.

           (d)  The Shareholder:

                 (i) has been advised that the shares have not been registered under the 1933 Act and, therefore, cannot be sold or otherwise disposed of except in a transaction which is registered under the 1933 Act or exempted from registration.

                 (ii) has been given the opportunity to ask questions of, and receive answers from, the executive officers of WebMD concerning the terms and conditions of the Merger; has received any documents which the Shareholder may have requested and such additional information as it has deemed necessary or that was otherwise provided to evaluate the merits and risks of the Merger; and has not been furnished any offering literature or prospectus other than as described herein;

                 (iii) except as described in clause (i) above, has not been furnished with any oral or written representation or oral or written information in connection with the Merger which is not contained herein; and

                 (iv) has determined that the shares of WebMD Series B Preferred Stock are a suitable investment for it and that, at this time, it has no need for liquidity of its investment and could bear a complete loss of such investment.

           (e) The Shareholder is not relying on DMK or WebMD, or the references to any legal opinion in this Agreement, with respect to individual and corporate tax and other economic considerations involved in this investment.

           (f) The Shareholder will not sell or otherwise transfer shares of WebMD Series B Preferred Stock or any portion thereof without registration under any applicable federal and state securities laws or an exemption therefrom, and fully understands and agrees that the Shareholder must bear the economic risk of this purchase for an indefinite period of time.

     6.6  Tax and Regulatory Matters.  The Shareholder has not taken or agreed
          --------------------------
to take any action and has no knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities listed in Schedule 5.16 or result in the imposition of a condition or
          -------------
restriction of the type referred to in the last sentence of such Section.

     6.7  Intellectual Property.  Each Shareholder who is or has been an
          ---------------------
employee of or consultant to DMK has entered a Contract which requires the Shareholder to assign any interest in any Intellectual Property which relates to the business of DMK to DMK and to keep confidential any trade secrets, proprietary data, patient lists or other proprietary business information of DMK or any customer of DMK, and the Shareholder is not a party to any Contract that requires the Shareholder to assign any interest in any Intellectual Property which relates to the business of DMK to any Person other than DMK, or to keep confidential any trade secrets, proprietary data, customer information or other business information of any Person other than DMK or, on behalf of DMK, a customer of DMK, or which restricts or prohibits the Shareholder from engaging in activities on behalf of DMK.

     6.8  Interested Transactions.  No Shareholder who is a former or current
          -----------------------
employee, consultant or director of DMK is an employee, consultant, partner, principal, director or shareholder of any business entity which is engaged in a business which competes with or is similar to the business of DMK.


                                   ARTICLE 7
           REPRESENTATIONS AND WARRANTIES OF WEBMD AND MERGER CORP.
           --------------------------------------------------------

     Each of WebMD and Merger Corp. hereby represents and warrants to DMK and the Shareholders as follows:

     7.1  Organization, Standing, and Power.  Each of WebMD and its
          ---------------------------------
Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets. Except as set forth in Schedule 7.1, each
                                                              ------------
of WebMD and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WebMD or such Subsidiary.

     7.2  Authorization of Agreement; No Breach.  The execution, delivery and
          -------------------------------------
performance of this Agreement have been duly authorized by all necessary corporate action of WebMD and Merger Corp. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by WebMD and Merger Corp. pursuant to this Agreement will constitute, legal, valid and binding obligations of WebMD and Merger Corp. enforceable against WebMD and Merger Corp. in accordance with their respective terms except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 7.2, the execution, delivery and
                                  ------------
performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by WebMD and Merger Corp. pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles or certificate of incorporation or bylaws of WebMD or any of its Subsidiaries or any other Material instrument or agreement to which WebMD or any of its Subsidiaries is a party or is bound; (ii) to the knowledge of WebMD and its Subsidiaries, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon WebMD or its Subsidiaries or upon their respective securities, property or business; (iii) conflict with or constitute a Default under any Material Contract to which WebMD or any of its Subsidiaries is a party or by which

WebMD or any of its Subsidiaries is bound; or (iv) create a Lien upon the securities, property or business of WebMD or any of its Subsidiaries.

     7.3  Capital Stock.  As of the date hereof, the authorized capital stock
          -------------
of WebMD consists of (a) 75,000,000 shares designated Common Stock (without designation as to series), of which 3,000,000 shares are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares,
(b) 3,000,000 shares are designated Common Stock Series B, of which 1,400,000 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (c) 1,500,000 shares are designated Common Stock Series C, of which 1,500,000 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (d) 15,000,000 shares are designated Common Stock Series D, of which 4,486,805 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (e) 2,500,000 are designated Common Stock Series E, of which 2,100,000 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares; and (f) 10,000,000 shares designated as Preferred Stock, of which 1,600,000 are designated Series A Convertible Preferred Stock, of which 801,000 shares of Series A Convertible Preferred Stock are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares. Except as set forth in Schedule 7.3, all of such
                                                     ------------
shares are duly and validly issued and outstanding, and are fully paid and non-assessable and were issued pursuant to an exemption from registration under the 1933 Act and all applicable state securities laws. Except as set forth on
Schedule 7.3 and as contemplated by this Agreement, there are no outstanding
------------
warrants, options, rights (including outstanding rights to demand registration or to sell in connection with a registration by WebMD under the 1933 Act), calls or other commitments of any nature relating to the WebMD Common Stock or any other capital stock of WebMD to which WebMD is a party, and there are no outstanding securities of WebMD convertible into or exchangeable for shares of WebMD Common Stock or any other capital stock of WebMD. WebMD and its Subsidiaries have no knowledge of any voting agreements or voting trusts between or among any Person or Persons relating to WebMD, the WebMD Common Stock or any of its Subsidiaries. Except as set forth on Schedule 7.3, WebMD is not
                                             ------------
obligated to issue or repurchase any shares of its capital stock for any purpose, and, to the knowledge of WebMD, no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of WebMD. Prior to the Effective Time, WebMD will authorize and file a designation authorizing at least 1,750,000 and up to 3,400,000 shares of WebMD Series B Preferred Stock in accordance with Section 9.3 hereto. The shares of WebMD
                                   -----------
Series B Preferred Stock to be issued in accordance with the terms and provisions of this Agreement will, when so issued, be duly authorized, validly issued, fully paid and non-assessable. As of the date hereof, the authorized capital stock of Merger Corp. consists of 1,000 shares of Merger Corp. Common Stock, of which 100 shares are issued and outstanding and none of which are issued and held as treasury shares. All of such shares are duly and validly issued and outstanding, and are fully paid and non-assessable and were issued pursuant to an exemption from registration under the 1933 Act and all applicable state securities laws. There are no outstanding warrants, options, rights (including outstanding rights to demand registration or to sell in connection with a registration by Merger Corp. under the 1933 Act), calls or other commitments of any nature relating to Merger Corp. Common Stock or any other capital stock of Merger Corp. to which Merger Corp. is a party, and there are no outstanding securities of Merger Corp. convertible into or exchange for shares of Merger Corp. Common Stock or any other capital stock of Merger Corp.

     7.4   WebMD Subsidiaries.  Schedule 7.4 attached hereto is a true and
           ------------------   ------------
correct list of each Subsidiary of WebMD. All of the outstanding shares of capital stock of each such Subsidiary are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws are owned of record and beneficially by WebMD, free and clear of any and all Liens. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, Contracts, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, pursuant to which any Subsidiary is or may become obligated to issue or exchange any share of capital stock. Neither WebMD nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, or other entity.

     7.5  Financial Statements.
          --------------------

           (a) Schedule 7.5 contains true and complete copies of the (i) audited
               ------------
consolidated balance sheets of WebMD as of December 31, 1997 and 1996, and the audited consolidated statements of income and audited consolidated statements of cash flows for the years ended December 31, 1997, 1996 and 1995 and (ii) the unaudited balance sheet of WebMD as of September 30, 1998 and the unaudited consolidated statements of income and unaudited statements of cash flows for the nine months ended September 30, 1998 and 1997 (the "WebMD Financial
                                                    ---------------
Statements").
----------

          (b) The WebMD Financial Statements (i) are in accordance with the books and records of WebMD and its Subsidiaries, which books and records have been maintained in accordance with reasonable business practices; (ii) present fairly the consolidated financial condition, assets and liabilities of WebMD and its Subsidiaries, taken as a whole, as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated; (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for the omission of notes to interim unaudited consolidated statements, and except that interim unaudited consolidated statements are subject to normal year end adjustments of the type specifically listed in Schedule 7.5 which will not, individually or in the aggregate, be
          ------------
Material; and (iv) reflect adequate reserves for all known Material Liabilities and reasonably anticipated losses required to be recorded under GAAP.

     7.6  Absence of Undisclosed Liabilities.  Except as disclosed on Schedule
          ----------------------------------                          --------
7.6 and on the September 30, 1998 WebMD Financial Statements, as of the date
---
hereof neither WebMD nor any of its Subsidiaries has any Undisclosed Liabilities, except for unpaid liabilities and obligations incurred since September 30, 1998, in the ordinary course of business and not involving Funded Debt and which are not, in the aggregate, Material.

     7.7  Absence of Certain Changes or Events.  Since September 30, 1998,
          ------------------------------------
except as disclosed on Schedule 7.7, there have been no events, changes or
                       ------------
occurrences (other than events or conditions affecting the economy generally) which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WebMD.

     7.8  Legal Proceedings.  There are no outstanding Orders to which WebMD
          -----------------
or any of its Subsidiaries is subject, and, except as disclosed on Schedule 7.8,
                                                                   ------------
there is no Litigation pending or, to WebMD's knowledge, threatened against or relating to WebMD or any of its Subsidiaries or their respective assets or businesses, which if resolved adversely to WebMD would have a Material Adverse Effect on WebMD and its Subsidiaries, taken as a whole. Except as disclosed on
Schedule 7.8, neither WebMD nor any of its Subsidiaries have been advised by any
------------
attorney representing any such entity that there are any "loss contingencies" as
                                                          ------------------
defined in FASB 5, which would be required by FASB 5 to be disclosed or accrued in the consolidated financial statements of WebMD and which are not so disclosed or accrued.

     7.9  Brokers and Finders.  No broker, agent, finder or consultant or
          -------------------
other person has been retained by or on behalf of WebMD (other than legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by WebMD in connection with the transactions contemplated hereby. Neither DMK nor WebMD shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of WebMD.

     7.10  Statements True and Correct.  No certificate, schedule or other
           ---------------------------
exhibit furnished or to be furnished by WebMD or any Affiliate thereof to DMK pursuant to the terms of this Agreement contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were
made, not misleading.   None of the information furnished in writing by WebMD
or, to WebMD's knowledge, any Affiliate thereof for inclusion in the Private Placement Memorandum to be mailed to DMK's Shareholders in connection with the Shareholder's approval of the Merger will, at the time such documents are first mailed to the Shareholders of DMK or at the time of the Shareholder's approval of the Merger, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.11  Authority of Merger Corp.  Merger Corp is a corporation duly
           -------------------------
organized, validly existing and in good standing under the Laws of the State of Georgia as a wholly owned Subsidiary of WebMD. The authorized capital stock of Merger Corp. consists of 1,000 shares of Merger Corp. Common Stock, of which 100 shares are validly issued and outstanding, fully paid and nonassessable and is owned by WebMD free and clear of any Lien. Merger Corp. has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Corp. This Agreement represents a legal, valid, and binding obligation of Merger Corp., enforceable against Merger Corp. in accordance with its terms.

     7.12  Accounting and Tax Matters.  Neither WebMD nor any Affiliate has
           --------------------------
taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     7.13  Insurance.  All of the properties and business of WebMD and its
           ---------
Subsidiaries of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured in such amounts and against such losses, casualties or risks as is usual in such companies and for such properties and business. All such insurance policies are in full force and effect and the premiums due thereon have been timely paid. Neither WebMD nor any of its Subsidiaries is now in Default regarding the provisions of any such policy, nor have they failed to give any notice or present any Material claim thereunder in due and timely fashion. The consummation of the transactions contemplated by this Agreement will not constitute a Default under, or otherwise affect the coverage under any such insurance policies.

     7.14  Compliance with Laws.
           --------------------

           (a) Each of WebMD and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits disclosed on Schedule 7.14
                                                                 -------------
or those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WebMD or its Subsidiaries, taken as a whole. Except as disclosed on Schedule 7.14, neither
                                                       -------------
WebMD nor any of its Subsidiaries is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No notice or warning from any Regulatory Authority with respect to any failure or alleged failure of WebMD or any of its Subsidiaries to comply with any Law has been issued or given, nor is any such notice or warning proposed or threatened.

           (b) Except as set forth on Schedule 7.14, no consent or approval of,
                                      -------------
prior filing with or notice to, or other action by, any Regulatory Authority or any other third party is required in connection with the execution and delivery of this Agreement or any assignment, agreement or other instrument to be executed and delivered pursuant to this Agreement by WebMD or the consummation of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made.

           (c) Neither WebMD or any of its Subsidiaries, nor, to the knowledge of WebMD, any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which WebMD has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

     7.15  Tax Matters.
           -----------

           (a) WebMD and its Subsidiaries have filed all federal and state income tax returns for all periods prior to the date hereof which were required to be filed, and, except as described on Schedule 7.15, no returns so filed have
                                         -------------
been examined by the IRS or any state agency with respect to any such period. Except as listed on Schedule 7.15, WebMD has not received notice of any Tax
                    -------------
claims being asserted or any proposed assessment by any taxing authority and, to the knowledge of WebMD, no Tax returns thereof have been examined by the IRS or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and WebMD is not presently under, nor has any such entity received notice of, any contemplated, investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on Schedule 7.15, WebMD has not executed any extension or
                    -------------
waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

           (b) As of the date hereof, WebMD and each of its Subsidiaries have filed all Tax returns required to be filed at this date, taking into account any extensions of the filing deadlines which have been validly granted to any such entity and which are listed on Schedule 7.15, and such returns are true and
                               -------------
correct in all Material respects and properly reflect the Tax Liabilities of WebMD and each of its Subsidiaries for the periods, property or events covered thereby, and each such entity has paid all Taxes (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period through the date hereof whether shown on such returns or not.

           (c) Adequate provision has been made in the Financial Statements in accordance with GAAP as of September 30, 1998, for all Tax Liabilities not required to be paid prior to such date and for all current and deferred Taxes.

           (d) WebMD and each of its Subsidiaries, and each of their respective predecessors to which any such entity has succeeded, has withheld or collected from each payment made to each of their employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same to the proper tax depositories or collecting authorities.

           (e) All ad valorem property taxes for years prior to 1999 imposed on WebMD, or any of its Subsidiaries or their respective predecessors have been paid in full or adequately reserved in the consolidated financial statements contained in the WebMD Documents, as appropriate.

           (f) Neither WebMD nor any of its Subsidiaries, nor to the knowledge of WebMD or its Subsidiaries, their respective predecessors to which any such entity has succeeded, has ever made an election under Section 341(f) of the Internal Revenue Code and no such entity is a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

     7.16  Intellectual Property.
           ---------------------

           (a) Schedule 7.16 contains a true and complete list of all
               -------------
Intellectual Property owned by, registered in the name of, or used by WebMD in its business on the date hereof, or for which application has been made, including all internet domain names registered with any third party. All such Intellectual Property rights are in full force and effect and constitute legal, valid and binding obligations of WebMD and, to WebMD's knowledge, any other party thereto; and there have not been and there currently are not any Defaults thereunder by WebMD or, to WebMD's knowledge, by any other party thereto. WebMD owns or is a valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. Neither WebMD or, to the knowledge of WebMD, its predecessors has misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such entity infringes upon or otherwise violates the rights of others, nor has any person asserted a claim of such infringement. WebMD is not obligated to pay any royalties to any person or entity with respect to any such Intellectual Property. Each such entity owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with the performance of any Material contract, proposal or letter of intent to which it is a party. Except as set forth on Schedule 7.16, WebMD has not licensed or sublicensed its rights in any
         -------------
material Intellectual Property.

           (b) To the knowledge of WebMD, except as described on Schedule 7.16,
                                                                 -------------
no officer, director or employee of WebMD has entered into any Contract other than on behalf of WebMD and with WebMD's authorization, which requires such officer, director or employee to assign any interest in any Intellectual Property or which restricts or prohibits such officer, director or employee from engaging in activities competitive with WebMD.

           (c) The Intellectual Property owned by WebMD is sufficient to continue to operate the business as conducted on the date hereof. Except as disclosed on Schedule 7.16, the conduct of the business of WebMD and Merger
             -------------
Corp. do not infringe any Intellectual Property of any other Person.

           (d) WebMD is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed on Schedule 7.16. There is no pending, or to the knowledge
                       -------------
of WebMD, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations listed on Schedule 7.16, or, to the knowledge of WebMD, against
                        -------------
any Intellectual Property licensed to WebMD.

           (e) Except as set forth on Schedule 7.16, there are no settlements,
                                      -------------
forbearances to sue, consents, judgments, or orders or similar obligations which
(i) restrict WebMD's rights to use any Intellectual Property, (ii) restrict WebMD's business in order to accommodate a third party's intellectual rights or
(iii) permit third parties to use any Intellectual Property owned or controlled by WebMD.

           (f) Except as set forth on Schedule 7.16, the consummation of the
                                      -------------
transactions contemplated hereby will not result in the loss or impairment of WebMD's right to own or use any of the Intellectual Property, nor will require the consent of any government authority or third party in respect of such Intellectual Property.

     7.17  Schedules.  All Schedules attached hereto are true, correct and
           ---------
complete as of the date of this Agreement. Matters disclosed on each Schedule shall be deemed disclosed only for purposes of the matters to be disclosed on such Schedule and shall not be deemed to be disclosed for any other purpose.


                                   ARTICLE 8
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------


     8.1  Conduct of DMK Business.  Prior to the Closing Date, except with the
          -----------------------
prior written consent of WebMD, and except as necessary to effect the transactions contemplated in this Agreement, DMK shall:

           (a) conduct its business in substantially the same manner as presently being conducted and refrain from entering into any transaction or Contract other than in the ordinary course of business (or, even if in the ordinary course of business, not in excess of $50,000), and not make any Material change in its methods of management, marketing, accounting, or operations;

           (b) consult with WebMD prior to undertaking any Material new business opportunity outside the ordinary course of business and not undertake such new business opportunity without the prior written consent of WebMD, which consent will not be unreasonably withheld;

           (c) confer on a regular basis with one or more designated representatives of WebMD to report Material operational matters and to report the general status of ongoing business operations;

           (d) notify WebMD of any unexpected Material change in the normal course of business or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any Material property, and DMK agrees to keep WebMD fully informed of such events and permit WebMD's representatives prompt access to all materials prepared in connection therewith;

           (e) not enter into any new employment Contract or, except in the ordinary course of business, any commitment to employees (including any commitment to pay retirement or other benefits);

           (f) not increase the compensation (including fringe benefits) payable or to become payable to any officer, director, employee, agent or independent contractor of DMK, except general hourly rate increases and normal merit increases for employees other than officers made in the ordinary course of business and consistent with past practice;

           (g) except in the ordinary course of business, not (i) create or incur any indebtedness, (ii) enter into or terminate any lease of real estate, or (iii) release or create any Liens of any nature whatsoever;

           (h) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $25,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

           (i) not sell any Material asset or make any Material commitment relating to its assets other than in the ordinary course of business;

           (j) not amend its Articles of Incorporation or Bylaws, or

           (k) not make any changes in its accounting methods or practices, except for changes in its tax accounting methods or practices that may be necessitated by changes in applicable tax laws;

           (l) except for this Agreement, or pursuant to the exercise of stock options or the DMK Warrants outstanding as of the date hereof in accordance with their current terms, and except for shares of DMK Common Stock which may be issued upon the conversion of the DMK Convertible Promissory Note, DMK Series A Preferred Stock or DMK Series B Preferred Stock, not issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of DMK Common Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend with respect to any DMK Common Stock;

           (m) other than in the ordinary course of business, not take any action, or omit to take any action, which would cause the representations and warranties contained in Article 5 to be untrue or incorrect;
                        ---------

           (n) not make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business;

           (o) not enter into any license or other strategic agreement; and

          (p) not make any agreement or commitment which will result in or cause to occur a violation of any of the items contained in paragraphs (a) through
(o).

     8.2  Adverse Changes in Condition.  Each Party agrees to give written
          ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it, or (ii) would cause or constitute a breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.


                                   ARTICLE 9
                             ADDITIONAL AGREEMENTS
                             ---------------------


     9.1  Shareholder Approval.  DMK shall cause a Shareholders' vote to be
          --------------------
taken by unanimous written consent as soon as practicable for the purpose of approving this Agreement and voting upon the Merger, including the Escrow Agreement and the election of the Indemnitor Representative as representative of the shareholders for purposes of this Agreement and the Escrow Agreement, and such other related matters as it deems appropriate (the "Shareholders' Vote").
                                                         ------------------
In connection with the Shareholders' Vote, (i) WebMD shall prepare a Private Placement Memorandum and mail such Private Placement Memorandum to DMK's Shareholders as soon as practicable, and (ii) the Parties shall furnish to each other all information concerning them that the other may reasonably request in connection with such Private Placement Memorandum. Unless this Agreement is terminated in accordance with its terms, the Board of Directors of DMK shall recommend to its shareholders the approval of this Agreement, and unless this Agreement is terminated in accordance with its terms, the Board of Directors and officers of DMK shall use their reasonable efforts to obtain such shareholders' approval.

     9.2  Applications.  WebMD shall promptly prepare and file, and DMK shall
          ------------
cooperate in the preparation and, where appropriate, filing of, applications with any Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     9.3  Filings with State Offices.  Upon the terms and subject to the
          --------------------------
conditions of this Agreement, DMK and Merger Corp. shall execute and file the Articles of Merger with the Secretary of State of the State of California in connection with the Closing. Prior to the Effective Time, WebMD shall file with the Secretary of State of the State of Georgia articles of amendment to its Articles of Incorporation designating the WebMD Series B Preferred Stock and setting forth the relative rights, privileges and preferences with respect thereto (the "Designation"). In the event that WebMD raises proceeds of at
              -----------
least $4,000,000 without a Dilutive Financing in accordance with Section 3.2,
                                                                 -----------
the Designation shall be substantially in the form of, and with terms no less favorable than, Exhibit 9.3(a) attached hereto; otherwise the Designation shall
                --------------
be substantially in the form of, and with terms no less favorable than, Exhibit
                                                                        -------
9.3(b) attached hereto.  The Designation shall authorize at least 1,750,000 and
------
up to 3,400,000 shares of Series B Preferred Stock. Between the date hereof and the Closing Date, without the prior consent of DMK, WebMD shall not file designations for a series or class of capital stock which has preferences senior to the Series B Preferred Stock.

     9.4  Agreement as to Efforts to Consummate.  Subject to the terms and
          -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable best efforts to lift or rescind any Order adversely affecting its legal ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 10 of this Agreement; provided, that nothing herein shall preclude
----------
either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     9.5  Investigation and Confidentiality.
          ---------------------------------

           (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

           (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     9.6  Press Releases.  Prior to the Effective Time, DMK and WebMD shall
          --------------
consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 9.6
                                                                -----------
shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     9.7  No Shop.  Except with respect to this Agreement and the transactions
          -------
contemplated hereby, neither DMK nor any of its Affiliates, nor any Representatives thereof shall directly or indirectly solicit or respond (except as permitted by the next sentence) to any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of DMK's Board of Directors as advised by counsel, none of DMK or any Affiliate or Representative thereof shall furnish any non-public information, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but DMK may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its fiduciary obligations as advised by counsel. DMK shall promptly notify WebMD orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. DMK shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable best efforts to cause all of its Representatives not to engage in any of the foregoing.

     9.8  Accounting and Tax Treatment.  Each of the Parties undertakes and
          ----------------------------
agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify as a "reorganization" within the
                                                   --------------
meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     9.9  Employee Benefits.  Following the Effective Time, WebMD shall
          -----------------
provide generally to officers and employees of DMK employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially similar to those currently provided by WebMD and its Subsidiaries to their similarly situated officers and employees.

     9.10  Voting Agreement.  Each Shareholder severally agrees with, and
           ----------------
covenants to, WebMD that at any meeting of Shareholders of DMK, or at any adjournment thereof, or in any other circumstances upon which a vote, consent, or other approval is sought, the Shareholder shall vote (or cause to be voted) the Shareholder's shares of DMK Capital Stock (a) in favor of the Merger and the approval of the terms thereof and each of the other transactions contemplated by this Agreement, (b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of DMK or such Shareholder under this Agreement and the related documents; and (c) against any action which is intended to impede or prevent the Merger and the transactions contemplated by this Agreement. Shareholder, as a holder of DMK Capital Stock, shall be present in person or by proxy at all meetings of Shareholders of DMK so that all shares of DMK Capital Stock are counted for purposes of determining the presence of a quorum at such meetings.

     9.11  Accredited Investor Questionnaire and Shareholder Representation
           ----------------------------------------------------------------
Agreement.    DMK shall use its reasonable efforts to cause each Shareholder to
----------    ---
promptly execute and deliver to WebMD an Accredited Investor Questionnaire and Shareholder Representation Agreement in the form of Exhibit 9.11, respectively,
                                                    ------------
hereto.

     9.12  Termination of Agreements.  DMK and each Shareholder agrees that,
           -------------------------
as of the Effective Time, any agreement relating to the DMK Capital Stock by and among any of DMK and the Shareholders (except for the transactions contemplated herein) shall be terminated without any further action or consent of any of DMK or any Shareholder. DMK and each Shareholder hereby waive any and all rights or claims arising out of any Shareholder's failure to observe the three day notice requirements for a liquidation under Article III, Section D.2(c) of DMK's Amended and Restated Articles of Incorporation.

     9.13  Legend on Shares.  The Shareholder acknowledges that all
           ----------------
certificates representing the shares delivered to Shareholder shall be stamped or otherwise imprinted with a legend substantially in the following form (together with any other legend required by state law), and that stop transfer orders will be given to WebMD's transfer agent:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACTS OR EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE."

     9.14  Registration of Shares.
           ----------------------

           (a) Following the Initial Public Offering, if WebMD proposes to register any of its securities under the 1933 Act for sale by it for cash (otherwise than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) of the 1933 Act), WebMD shall give the Shareholders notice of such proposed registration at least 15 days prior to the filing of a registration statement. At the written request of a Shareholder delivered to WebMD within 10 days after delivery of the notice from WebMD, WebMD shall use its best efforts to effect the registration ("Piggyback Registration") under the 1933 Act of the
                             ----------------------
shares of WebMD Common Stock (the "Shares") held upon conversion of the WebMD
                                   ------
Series B Preferred Stock issued to such Shareholder pursuant hereto; provided that WebMD may, without the consent of the Shareholders, withdraw such registration statement prior to its becoming effective if WebMD has abandoned its proposal to register its securities, and following the effectiveness of any such registration statement, and upon notice to the Shareholders, may suspend the rights of the Shareholders to make sales pursuant to such registration statement if the Board of Directors of WebMD determines in good faith that it is in the best interests of WebMD (i) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving WebMD; or (ii) for any reasonable purpose relating to the business of WebMD, to suspend the registration rights set forth herein. The term "Initial Public Offering" means the offer and sale of shares of
                  -----------------------
WebMD Common Stock in a transaction underwritten by an investment banking firm following the completion of which (i) such equity securities will be listed for trading on any national securities exchange or (ii) there will be at least two market makers who are making a market in such equity securities through the Nasdaq National Market System.

           (b) In the event of the offer and sale of shares of WebMD Common Stock held by Shareholders under the 1933 Act, WebMD shall, and hereby does, indemnify and hold harmless each Shareholder, its directors, officers and partners and each other Person, if any, who controls such Shareholder within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Shareholder or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any Material fact contained in any registration statement under which such shares were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a Material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and WebMD shall reimburse the Shareholder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that WebMD shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to WebMD through an instrument duly executed by or on behalf of such Shareholder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of WebMD, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Shareholder.

           (c) WebMD may require, as a condition to including any shares of WebMD Common Stock to be offered by a Shareholder in any registration statement filed pursuant to this Section 9.14, that WebMD shall have received an agreement
                       ------------
from such Shareholder to be bound by the terms of this Section 9.14, including
                                                       ------------
an undertaking reasonably satisfactory to it from such Shareholder, to indemnify and hold WebMD, its directors and officers and each other Person, if any, who controls WebMD within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which WebMD or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contain therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Shareholder as a shareholder of WebMD furnished to WebMD through an instrument duly executed by such Shareholder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that such indemnity agreement found in this
Section 9.14(c) shall in no event exceed the gross proceeds from the offering
---------------
received by such Shareholder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of WebMD or any such director, officer or controlling person and shall survive the transfer by any Shareholder of such shares.

           (d) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 9.14(b) or (c) (including any governmental action), such indemnified
----------------------
party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section
                                                                         -------
9.14(b) or (c), except  to the extent that the indemnifying party is actually
--------------
prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

           (e)  The indemnification required by Section 9.14(b) and (c) shall be
                                                -----------------------
made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

           (f)  If the indemnification provided for in this Section 9.14 is held
                                                            ------------
by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the relative benefits received by the indemnified party on the one hand, and the indemnifying party on the other from the offering of the WebMD Common Stock, as well as other relevant equitable considerations.

           (g) Notwithstanding anything to the contrary contained herein, no Shareholder shall have rights to a registration under Section 9.14(a) after the
                                                      ---------------
time that such Shareholder could sell his shares of WebMD Common Stock pursuant to Rule 144(k) without regard to the volume limitations of Rule 144 under the 1933 Act or any successor rules thereto.

           (h) WebMD shall pay, all expenses in connection with any registration, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of one counsel for the Shareholders and the fees and disbursements of counsel for WebMD and of its independent accountants; provided that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes.

           (i)  The Shareholders may not assign their rights under this Section
                                                                        -------
9.14 to anyone without the prior written consent of WebMD, which shall not be
----
unreasonably withheld, and any attempted transfer in violation of this Section
                                                                       -------
9.14(i) shall be null and void; provided, however, the Shareholders may assign
-------
their rights under this Section 9.14 without such prior written consent to a
                        ------------
transferee or assignee that is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Shareholder.

           (j)  Notwithstanding any other provision of this Section 9.14, in an
                                                            ------------
underwritten offering, if the underwriters advise WebMD in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, then the number of Shares that may be included in the registration and underwriting shall be allocated first to WebMD and then to all selling shareholders, including the Shareholders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included; provided, however, that in no event shall the total amount of shares of securities included in the offering by HBO & Company of Georgia, Sirrom Capital Corporation, Premiere Technologies, Inc., and Matria Healthcare, Inc. pursuant to a piggyback registration be less than the number of securities included in the offering by any other single selling shareholder pursuant to piggyback registration rights unless all shares of securities of HBO & Company of Georgia, Sirrom Capital Corporation, Premiere Technologies, Inc., and Matria Healthcare, Inc. are included in such offering, unless such shareholders of WebMD waive such limitation or such shareholders of WebMD choose not to sell any shares in such registration.

           (k) If requested by WebMD or an underwriter of securities of WebMD within one year after the Effective Date, the Shareholders shall not sell or otherwise transfer or dispose of any shares of WebMD Capital Stock, other than shares sold by the Shareholders pursuant to an effective registration statement, during a period of the earlier of (i) ninety (90) days following the effective date of a registration statement of WebMD filed under the 1933 Act or (ii) the period ending on the day such Shareholder could sell his shares of WebMD Common Stock pursuant to Rule 144 under the 1933 Act or any successor rule thereto. Such agreement shall be in writing in form satisfactory to WebMD and such underwriter. WebMD may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.


                                   ARTICLE 10
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------


     10.1  Conditions to Obligations of Each Party.  The respective
           ---------------------------------------
obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
                                                                       -------
13.6 of this Agreement:
----

           (a)  Shareholder Approval.  The shareholders of DMK shall have
                --------------------
approved this including the Merger, as and to the extent required by Law and by the provisions of any governing instruments.

           (b)  Regulatory Approvals.  All Consents of, filings and
                --------------------
registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of WebMD or DMK would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

           (c)  Consents and Approvals.  Each Party shall have obtained any and
                ----------------------
all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of WebMD or DMK would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

           (d)  Legal Proceedings.  No court or governmental or regulatory
                -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     10.2  Conditions to Obligations of WebMD and Merger Corp.  The
           ---------------------------------------------------
obligations of WebMD and Merger Corp. to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by WebMD pursuant to
Section 13.6(a) of this Agreement:
---------------

           (a)  Representations and Warranties.  The representations and
                ------------------------------
warranties of DMK and the Shareholders set forth or referred to in this Agreement shall be true and correct in all Material respects (except for those which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

           (b)  Performance of Agreements and Covenants.  Each and all of the
                ---------------------------------------
agreements and covenants of DMK and the Shareholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

           (c)  Certificates.  DMK shall have delivered to WebMD (i) a
                ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the obligations of DMK set forth in Section 10.2(a) and 10.2(b) of this Agreement
                                ---------------     -------
have been satisfied, and (ii) certified copies of resolutions duly adopted by DMK's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as WebMD and its counsel shall request.

           (d)  Opinion of Counsel.  WebMD shall have received an opinion of
                ------------------
Cooley Godward LLP, counsel to DMK, dated as of the Closing, in form reasonably satisfactory to WebMD, as to the matters set forth in Exhibit 10.2(d).
                                                      ---------------

           (e)  Tax Opinion.  WebMD shall have received the opinion of Alston &
                -----------
Bird LLP to the effect that the Merger will constitute a tax-free reorganization within the meaning of 368(a) of the Internal Revenue Code, which opinion shall be in form and substance reasonably satisfactory to WebMD. In connection with delivering such opinion, WebMD, DMK and the Shareholders shall have made such representations to Alston & Bird LLP as are customary in connection therewith.

           (f)  Delivery of Documents.  DMK shall have delivered all of its
                ---------------------
books and records to WebMD including, but not limited to, (i) all corporate and other records of DMK and their respective predecessors, including the minute books, stock books, stock transfer registers, books of account, leases and Contracts, deeds and title documents, and Financial Statements; and (ii) such other documents or certificates as shall be reasonably requested by WebMD.

           (g)  Resignation of DMK Directors.  On or prior to the Closing Date,
                ----------------------------
DMK shall have delivered to WebMD evidence satisfactory to WebMD of the resignation of the directors of DMK effective as of the Closing Date.

           (h)  Employment Agreements.  The Employment Agreements attached
                ---------------------
hereto as Exhibits 10.2(i)(1)-10.2(i)(2) shall have been executed by the
          ------------------------------
employees named therein and delivered to WebMD.

           (i)  Option Agreements.  The Option Agreements attached hereto as
                -----------------
Exhibits 10.2(j)(1)-10.2(j)(2) shall have been executed by the employees named
------------------------------
therein and delivered to WebMD.

           (j) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by a national bank as escrow agent in substantially the form of
Exhibit 4.3 hereto, with any changes thereto from the form of Exhibit 4.3 being
                                                              -----------
only such changes which relate specifically to the Escrow Agent and which changes are reasonably acceptable to WebMD.

           (k)  No Material Adverse Change.  There shall not have been any
                --------------------------
Material adverse change in the business, assets, Liabilities, financial condition, or results of operations of DMK , taken as a whole, between the date hereof and the Closing Date, and DMK shall have delivered to WebMD a certificate, dated as of the Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.

           (l)  Accredited Investor Questionnaire and Shareholder Representation
                ----------------------------------------------------------------
Agreements.  Each Shareholder of DMK who has not provided to WebMD an Accredited
----------
Investor Questionnaire in the form previously provided to DMK certifying that such Shareholder is an "Accredited Investor" as defined in Rule 501(a) under the
                        -------------------
1933 Act shall have either (i) appointed a "Purchaser Representative" as set
                                            ------------------------
forth under Rule 501(h) and 506(b)(2)(ii) under the 1933 Act, or (ii) delivered to WebMD a Shareholder Representation Agreement certifying as to the sophistication of the investor and other reasonably related matters set forth therein. As of the Effective Time, DMK shall have no shareholders who are non-accredited investors under Rule 501(a) and (e) under the 1933 Act (in the event of non-receipt of an Accredited Investor Questionnaire, such holder shall be deemed to be a non-accredited investor).

           (m)  Redemption of Shareholders.  Each of Anne Brewer, Winslow
                --------------------------
Colwell, Livia DiMare, Lisa Lee and Kim Wallace, holding an aggregate of no more than 21,233 shares of DMK Common Stock shall have entered into a share purchase agreement in form and substance satisfactory to WebMD evidencing such holder's agreement to, prior to the Effective Time, sell to DMK any DMK Capital Stock held by such holder at a per share price equal to the no less than the Common Stock Exchange Ratio multiplied by Series B Price. There shall be no holders of DMK Capital Stock who shall have elected to seek their statutory dissenters' rights.

           (n)  Note Purchase.  At the Effective Time, Eucalyptus, Ltd. shall
                -------------
have tendered to WebMD those two (2) Convertible Promissory Notes, each dated December 29, 1998 and issued by DMK to Eucalyptus, Ltd. in the amount of $250,000 (for a total of $500,000) in exchange for 25,000 shares of WebMD Series B Preferred Stock pursuant to the terms of a note purchase agreement containing terms and conditions satisfactory to WebMD.

           (o)  Shareholders.  Each of Eucalyptus, Ltd., H&Q Direct Medical
                ------------
Knowledge Investors, LP, HealthMagic, Inc., P. Ryan Phelan, Daniel Hillis and Kemp Battle shall be made parties to this Agreement as Shareholders.

           (p)  Agreements.  As of Closing, (i) DMK and each employee or
                ----------
consultant not currently a party to a confidentiality and invention assignment agreement shall have entered into such an agreement in form and substance satisfactory to WebMD, and (ii) DMK shall have terminated the tuition reimbursement program for its employees and obtained the consent of any employee participating in such plan (if any) to such termination.

           (q) There shall be issued and outstanding as of the Effective Time no more than (i) 268,165 shares of DMK Series A Preferred Stock and (ii) 365,853 shares of DMK Series B Preferred Stock.

           (r) Each officer and director of DMK shall have executed and delivered a Conditional Release, in the form of Exhibit 10.2(r) to this
                                                ---------------
Agreement, to be effective as of the Effective Time.


     10.3  Conditions to Obligations of DMK.  The obligations of DMK and the
           --------------------------------
Shareholders to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by DMK and a majority in interest of the Shareholders pursuant to Section 13.6(b) of this Agreement:
                         ---------------

           (a)  Representations and Warranties.  The representations and
                ------------------------------
warranties of WebMD and Merger Corp. set forth or referred to in this Agreement shall be true and correct in all Material respects (except those which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

           (b)  Performance of Agreements and Covenants.  Each and all of the
                ---------------------------------------
agreements and covenants of WebMD to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

           (c)  Certificates.  Each of WebMD and Merger Corp. shall have
                ------------
delivered to DMK (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 10.3(a)
                                                               ---------------
and 10.3(b) of this Agreement have been satisfied, and (ii) certified copies of
    -------
resolutions duly adopted by WebMD's Board of Directors and Merger Corp.'s Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as DMK and its counsel shall request.

           (d)  Opinion of Counsel.  DMK and the Shareholders shall have
                ------------------
received an opinion of Alston & Bird LLP, counsel to WebMD, dated as of the Effective Time, in form reasonably acceptable to DMK, as to the matters set forth in Exhibit 10.3(d).
         ---------------

           (e)  Employment Agreements.  The Employment Agreements attached
                ---------------------
hereto as Exhibits 10.2(i)(1)-10.2(i)(2) shall have been executed by WebMD and
          ------------------------------
delivered to the employees named therein.

           (f)  Option Agreements.  The Option Agreements attached hereto as
                -----------------
Exhibits 10.2(j)(1)-10.2(j)(2) shall have been executed by WebMD and delivered
------------------------------
to the employees named therein.

           (g)  Articles of Amendment.  At or prior to the Effective Time, WebMD
                ---------------------
shall have filed with the Secretary of State of the State of Georgia articles of amendment to its Articles of Incorporation designating the Series B Preferred Stock and setting forth the relative rights, privileges and preferences with respect thereto, all in accordance with Section 9.3 hereof, and WebMD shall have
                                        -----------
delivered to DMK a certified copy of such filed amendment.

           (h)  Escrow Agreement.  The Escrow Agreement shall have been executed
                ----------------
and delivered by a national bank as escrow agent in substantially the form of
Exhibit 4.3 hereto, with any changes thereto from the form of Exhibit 4.3 being
-----------                                                   -----------
only such changes which relate specifically to the Escrow Agent and which changes are reasonably acceptable to WebMD.

           (i)  No Material Adverse Change.  There shall not have been any
                --------------------------
Material adverse change in the business, assets, Liabilities, financial condition, or results of operations of WebMD and its Subsidiaries, taken as a whole, between the date hereof and the Closing Date, and WebMD shall have delivered to DMK a certificate, dated as of the Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.


                                   ARTICLE 11
                                INDEMNIFICATION
                                ---------------


     11.1  Definitions.  For purposes of this Article 11:
           -----------                        ----------

           (a)  "Indemnification Claim" shall mean a claim for indemnification
                 ---------------------
hereunder.

           (b)  "Indemnitees" shall mean WebMD and DMK and their respective
                 -----------
agents, representatives, employees, officers, directors, shareholders, controlling persons, subsidiaries and affiliates.

           (c)  "Indemnitor Representative" shall mean Kemp Battle.
                 -------------------------

           (d)  "Indemnitors" shall mean the Shareholders.
                 -----------

           (e)  "Losses" shall mean any and all demands, claims, actions or
                 ------
causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs and expenses, including, without limitation, interest, penalties, cost of investigation and defense and reasonable attorneys' and other professional fees and expenses.

           (f)  "Third Party Claim" shall mean any claim, suit or proceeding
                 -----------------
(including, without limitation, a binding arbitration or audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

           (g)  "Value Per Share" shall mean $20.00 as adjusted as appropriate
                 ---------------
to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by WebMD between the Effective Time and the date such liability is satisfied.

     11.2  Agreement of Indemnitors to Indemnify.  Subject to the terms and
           -------------------------------------
conditions of this Article 11, (a) Indemnitors jointly and severally agree to
                   ----------
indemnify and hold harmless Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee by reason of, based upon, or arising out of the inaccuracy, untruth, incompleteness or breach of any representation, warranty, covenant or agreement contained in or made pursuant to this Agreement by DMK or in any certificate, schedule or exhibit published or delivered by DMK in connection herewith and (b) each Shareholder severally, and not jointly, agrees to indemnify and hold harmless Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee by reason of, based upon, or arising out of the inaccuracy, untruth, incompleteness or breach of any representation, warranty, covenant or agreement contained in or made pursuant to this Agreement by such Shareholder or in any certificate, schedule or exhibit published or delivered by such Shareholder in connection herewith.

     11.3  Procedures for Indemnification.
           ------------------------------

           (a) An Indemnification Claim shall be made by an Indemnitee against the Indemnitors by delivery of a written notice to the Indemnitor Representative requesting indemnification and specifying the basis on which indemnification is sought and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

           (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 11.4 hereof shall be observed by the Indemnitee
                        ------------
and the Indemnitors.

           (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor Representative shall have thirty (30) days following receipt of the notice of an Indemnification Claim to object to such Indemnification Claim by delivery of a written notice of objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If any objection is timely interposed by the Indemnitor Representative and the dispute is not resolved by the Indemnitee and the Indemnitor Representative within fifteen (15) days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Article 11.10 of this Agreement.
                              -------------

           (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor Representative and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitor Representative and WebMD shall cause the Escrow Agent to deliver to WebMD, and WebMD shall cancel and retire, that number of shares of Common Stock as equals the amount of the Indemnification Claim divided by the Value Per Share. The obligations of indemnity under this Article 11 shall be satisfied solely and
                                    ----------
exclusively by means of delivery of the WebMD Series B Preferred held in escrow.

     11.4   Third Party Claims.  The obligations and liabilities of the
            ------------------
parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

           (a) The Indemnitee shall give the Indemnitor Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof. The failure of the Indemnitee to notify the Indemnitor Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Indemnitor Representative demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor Representative by the Indemnitee, the Indemnitee shall undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 11.3 which shall be deemed an Indemnification Claim that
             ------------
is not a Third Party Claim for the purposes of the procedures set forth herein.

           (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a Material Adverse Effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor Representative, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the Indemnification Claim. If the Indemnitee shall elect to exercise such right, the Indemnitor Representative shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

           (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article 11 shall be made without the
                                        ----------
prior written consent by or on behalf of the Indemnitor Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitor Representative has not responded within fifteen business days of notice of a proposed settlement. If the Indemnitor Representative assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by the Indemnitor Representative without the Indemnitee's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

           (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide reasonable access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     11.5  Indemnification by Indemnitors Exclusive Remedy.  If the Closing
           -----------------------------------------------
occurs, except for remedies based upon fraud and except for equitable remedies (including temporary restraining orders, injunctive relief and specific performance), the remedies provided in this
Article 11 and in the Escrow Agreement constitute the sole and exclusive
----------
remedies for recovery against the Indemnitors based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Indemnitor contained herein or in any certificate, Schedule or Exhibit furnished by any Indemnitor in connection herewith, or based upon the failure of DMK or any Indemnitor to perform any covenant, agreement or undertaking required by the terms hereof to be performed by DMK or such Indemnitor.

     11.6  Preservation of Rights of the Shareholders.  Except as set forth in
           ------------------------------------------
Section 11.7 hereof, the parties agree and acknowledge that notwithstanding any
------------
terms of this Agreement, the Shareholders shall have full rights and remedies at law or in equity or otherwise based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty of WebMD or Merger Corp. contained herein or in any certificate, Schedule or Exhibit furnished by either such party in connection herewith, or based upon the failure of WebMD or Merger Corp. to perform any covenant, agreement or undertaking required by the terms hereof to be performed by such party.

     11.7  Survival.  All representations, warranties and agreements contained
           --------
in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement by WebMD and Merger Sub shall survive for a period of fifteen months after the Effective Time and no claims based upon or arising out of the inaccuracy, untruth, incompleteness or breach of such representations, warranties, covenants or agreements may be made after such time, and provided that in no event shall any claim made before the expiration of fifteen (15) months after the Effective Time be barred as a result of the expiration of any representation, warranty, covenant or agreement. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement by DMK and the Shareholders shall survive for a period of fifteen months after the Effective Time and no claims based upon or arising out of the inaccuracy, untruth, incompleteness or breach of such representations, warranties, covenants or agreements may be made after such time; provided that the representations set forth in Section 6.1 shall continue
                                                     -----------
to survive and in no event shall any claim made before the expiration of fifteen
(15) months after the Effective Time be barred as a result of the expiration of any representation, warranty, covenant or agreement.


     11.8  Limitations.
           -----------

           (a) The Indemnitors will have no liability to the Indemnitees under or in connection with a breach of any of the representations, warranties, covenants or agreements made or to be performed by the Indemnitors contained in this Agreement unless written notice asserting an Indemnification Claim based thereon is given to the Indemnitor Representative prior to the date that is fifteen months following the Effective Time.

           (b) The Shareholders shall not be required to make any indemnification payment for any inaccuracy in or breach of any of their representations, warranties, covenants and agreements until such time as the total amount of all Losses (including the Losses arising from such inaccuracy or breach and all other Losses arising from any other inaccuracies in or breaches of any representations, warranties, covenants or agreements) that have been directly or indirectly suffered or incurred by the Indemnitees, or to which the Indemnitees have otherwise become subject, exceeds $100,000 in the aggregate (the "Threshold Amount"). If the total amount of such Losses exceeds the
      ----------------
Threshold Amount, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for those Losses exceeding the Threshold Amount.

           (c)  The maximum liability of the Shareholders under Section 11.2
                                                                ------------
shall be equal to the aggregate Value Per Share of all WebMD Series B Preferred Stock held by the Escrow Agent pursuant to the Escrow Agreement (the "Escrow
                                                                      ------
Amount") and the maximum liability of each Shareholder under Section 11.2 shall
------
be equal to the Escrow Amount multiplied by a fraction, the numerator of which is the shares of DMK Common Stock held by such Shareholder at the Closing Date and the denominator of which is all shares of DMK Common Stock outstanding at the Closing Date. Except as set forth in

Section 11.5, the sole remedy of the Indemnitees against the Shareholders under
------------
this Article 11 shall be the Escrow Amount.
     ----------

     11.9  Tax Effect and Insurance.  The liability of the Indemnitors with
           ------------------------
respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 11.11 of this Agreement.
            -------------

     11.10  Appointment of Indemnitor Representative.
            ----------------------------------------

            (a) Each Indemnitor constitutes and appoints the Indemnitor Representative as his or her true and lawful attorney-in-fact to act for and on behalf of such Indemnitor in all matters relating to or arising out of this
Article 11 and the liability or asserted liability of such Indemnitor under
----------
Article 11 hereof and the Escrow Agreement, including specifically, but without
----------
limitation, accepting and agreeing to the liability of such Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the liability of such Indemnitor, or the amount of such liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Indemnitor or refusing to accept the same, settling and compromising the liability of such Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Indemnitor Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Indemnitor, such Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the Indemnitor representative taken and done pursuant to the authority herein granted. Each Indemnitor hereby agrees to indemnify and to save and hold harmless the Indemnitor Representative from any liability incurred by the Indemnitor Representative based upon or arising out of any act, whether of omission or commission, of the Indemnitor Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Indemnitor Representative that constitute gross negligence or willful misconduct in the exercise by the Indemnitor Representative of the authority herein granted.

            (b) The Indemnitor Representative shall have full power and authority to represent the Indemnitors and their successors with respect to all matters arising under Article 11 hereof and the Escrow Agreement, and all action
                      ----------
taken by the Indemnitor Representative hereunder shall be binding upon such Indemnitors and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Indemnitor Representative shall have full power and authority, on behalf of all the Indemnitors and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any claim of Indemnifiable Loss against the Escrow Shares made by an Indemnitee, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto. All determinations of the Indemnitor Representative shall be decided by holders of a majority in interest of the Escrow Shares.

            (c) The Indemnitor Representative, or any successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Indemnitor Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Indemnitor Representative, a successor shall be named from among the Indemnitors by a majority of the members of the Board of Directors of DMK who served on such board prior to the Merger. Each such successor Indemnitor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Indemnitor Representative, and the term "Indemnitor
                                                                     ----------
Representative" as used herein shall be deemed to include such successor
--------------
Indemnitor Representative.

            (d) In performing any of his duties under this Agreement, or upon the claimed failure to perform his duties hereunder, the Indemnitor Representative shall not be liable to the Indemnitors or anyone else for any damages, losses or expenses which they may incur as a result of any act, or failure to act under this Agreement; provided, however, that the Indemnitor Representative shall be liable for damages arising out of actions or omissions that both (i) were taken or omitted not in good faith and (ii) constituted willful default or gross negligence under this Agreement. Accordingly, the Indemnitor Representative shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of his counsel given with respect to any questions relating to the duties and responsibilities of the Indemnitor Representative hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Indemnitor Representative shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. The limitation of liability provisions of this
Section 11.10 shall survive the termination of this Agreement and the
-------------
resignation of the Indemnitor Representative.

            (e) Each Indemnitor hereby irrevocably grants to, and appoints the Indemnitor Representative the Indemnitor's proxy to vote the Indemnitor's Escrow Shares at any meeting of Shareholders of WebMD, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval is sought.

            (f) The Shareholders shall be obligated to pay any expenses of the Indemnitor Representative on a pro rata basis in accordance with their respective Percentage Interests (as defined in the Escrow Agreement).

     11.11  Arbitration.  All disputes arising under this Article 11 (other
            -----------                                     ----------
than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Indemnitor Representative and Indemnitee in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Indemnitor Representative, Indemnitee and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 11; provided,
                                                   ----------
however, if necessary, such decision and satisfaction procedure may be enforced by either the Indemnitor Representative or Indemnitee in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitors as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.


                                   ARTICLE 12
                                  TERMINATION
                                  -----------

     12.1  Termination.  Notwithstanding any other provision of this
           -----------
Agreement, and notwithstanding the approval of this Agreement by the Shareholders, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

           (a) By mutual consent of the Board of Directors of WebMD and the Board of Directors of DMK; or

           (b) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the reasonable opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

           (c) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

           (d) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by January 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 12.1(d); or
                 ---------------

           (e) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
Section 12.1(d) of this Agreement.
---------------

     12.2  Effect of Termination.  In the event of the termination and
           ---------------------
abandonment of this Agreement pursuant to Section 12.1 of this Agreement, this
                                          ------------
Agreement shall become void and have no effect, except that (i) the provisions of this Section 12.2 and Article 13 and Section 9.5(b) of this Agreement shall
        ------------     ----------     --------------
survive any such termination and abandonment, and (ii) a termination pursuant to Sections 12.1(b), or 12.1(e) of this Agreement shall not relieve a breaching
----------------     -------
Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.


                                  ARTICLE 13
                                 MISCELLANEOUS
                                 -------------

     13.1  Definitions.
           -----------

           (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

           "Acquisition Proposal" with respect to a Party shall mean any
            --------------------
tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

           "Affiliate" of a Person shall mean: (i) any other Person directly, or
            ---------
indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

           "Agreement" shall mean this Agreement and Plan of Merger, including
            ---------
the Exhibits delivered pursuant hereto and incorporated herein by reference.

           "Articles of Merger" shall mean the Articles of Merger to be
            ------------------
executed by Merger Corp. and DMK and filed with the Secretary of State of the State of California and the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.
                                 -----------

           "Assets" of a Person shall mean all of the assets, properties,
            ------
businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

           "Audit Release Date" shall mean the date of the audit opinion
            ------------------
rendered by Ernst & Young LLP with respect to the consolidated financial statements of WebMD as of December 31, 1998.

           "Business Day" shall mean every day other than Saturday or Sunday
            ------------
or a day on which national banks in New York, New York are closed.

           "CCC" shall mean the California Corporation Code.
            ---

           "Closing Date" shall mean the date on which the Closing occurs.
            ------------

           "Consent" shall mean any consent, approval, authorization, clearance,
            -------
exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

           "Contract" shall mean any written or oral agreement, arrangement,
            --------
authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

           "Default" shall mean (i) any breach or violation of or default
            -------
under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

           "DMK Capital Stock" shall mean the DMK Common Stock, DMK Series A
            -----------------
Preferred Stock and DMK Series B Preferred Stock.

           "DMK Series A Preferred Stock" shall mean the no par value Series A
            ----------------------------
Convertible Preferred Stock of DMK.

           "DMK Series B Preferred Stock" shall mean the no par value Series B
            ----------------------------
Convertible Preferred Stock of DMK.

           "DMK Common Stock" shall mean the DMK common stock, no par value
            ----------------
per share.

           "DMK Stock Plan" shall mean the existing stock option plan of DMK
            --------------
designated as the Direct Medical Knowledge, Inc. 1997 Stock Option/Stock Issuance Plan.

           "Environmental Laws" shall mean all Laws relating to pollution or
            ------------------
protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation
                                          ------
and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws
                                                       ----
relating to
emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

           "ERISA" shall mean the Employee Retirement Income Security Act of
            -----
1974, as amended.

           "Exhibits" shall mean the Exhibits so marked, copies of which are
            --------
attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

           "Exchange Ratios" shall mean the Common Stock Exchange Ratio, the
            ---------------
Series A Preferred Stock Exchange Ratios and the Series B Preferred Stock Exchange Ratio.

           "Funded Debt" shall mean any outstanding indebtedness for borrowed
            -----------
money (including leases required to be capitalized under GAAP) of such party or its Subsidiaries, but excluding trade payables.

           "GAAP" shall mean generally accepted accounting principles used in
            ----
the United States, consistently applied during the periods involved.

           "GBCC" shall mean the Georgia Business Corporation Code.
            ----

           "Hazardous Material" shall mean (i) any hazardous substance,
            ------------------
hazardous Material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Regulatory Authorities and any polychlorinated biphenyls).

           "Intellectual Property" shall mean the copyrights, patents,
            ---------------------
trademarks, service marks, service names, tradenames, applications therefor, technology rights and licenses, computer software (including, without limitation, any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and intellectual property rights.

           "Internal Revenue Code" shall mean the Internal Revenue Code of
            ---------------------
1986, asamended, and the rules and regulations promulgated thereunder.

           "IRS" shall mean the Internal Revenue Service.
            ---

           "Law" shall mean any code, law, ordinance, regulation, reporting or
            ---
licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

           "Liability" shall mean any direct or indirect, primary or secondary,
            ---------
liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

           "Lien" shall mean any conditional sale agreement, default of title,
            ----
easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

           "Litigation" shall mean any action, arbitration, cause of action,
            ----------
claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

           "Material" for purposes of this Agreement shall be determined in
            --------
light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

           "Material Adverse Effect" on a Party shall mean an event, change or
            -----------------------
occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that Material Adverse Effect shall not be deemed to include the impact of (x) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in GAAP, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

           "Merger Corp. Common Stock" shall mean the $0.01 par value common
            -------------------------
stock of Merger Corp.

           "1933 Act" shall mean the Securities Act of 1933, as amended.
            --------

           "1934 Act" shall mean the Securities Exchange Act of 1934, as
            --------
amended.

           "Order" shall mean any administrative decision or award, decree,
            -----
injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

           "Party" shall mean either DMK, Merger Corp., WebMD or the
            -----
Shareholders, and "Parties" shall mean all of DMK, Merger Corp., WebMD and the
                   -------
Shareholders.

           "Permit" shall mean any federal, state, local, and foreign
            ------
governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

           "Person" shall mean a natural person or any legal, commercial or
            ------
governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

           "Regulatory Authorities" shall mean, collectively, all federal and
            ----------------------
state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, including the NASD, and the SEC.

           "Representative" shall mean any investment banker, financial advisor,
            --------------
attorney, accountant, consultant, or other representative of a Person.

           "SEC" shall mean the Securities and Exchange Commission.
            ---

           "Securities Laws" shall mean the 1933 Act, the 1934 Act, the
            ---------------
Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

           "Shareholder Closing Documents" shall mean this Agreement, the Escrow
            -----------------------------
Agreement, the Stockholder's Agreement, the Employment Agreements, the Option Agreements and any other agreements or documents and instruments to be executed and delivered by the Shareholders pursuant to this Agreement.

           "Subsidiaries" shall mean all those corporations, partnerships,
            ------------
associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

           "Surviving Corporation" shall mean Merger Corp. as the surviving
            ---------------------
corporation resulting from the Merger.

           "Tax" or "Taxes" shall mean any federal, state, county, local, or
            ---      -----
foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

           "Undisclosed Liabilities" shall mean any liability or obligation of
            -----------------------
a Party to this Agreement, whether accrued, liquidated, unliquidated, absolute, contingent, matured, unmatured or otherwise, as of the Closing Date, that is not fully reflected or reserved against in their respective financial statements or fully disclosed in a Schedule.

           "WebMD Common Stock" shall mean the no par value common stock of
            ------------------
WebMD.

           "WebMD Series B Preferred Stock" shall mean the no par value Series B
            ------------------------------
Convertible Preferred Stock of WebMD to be issued in the Merger.

           (b) In addition to the terms defined in Section 12.1(a) above, the
                                                   ---------------
terms set forth below shall have the meanings ascribed thereto in the referenced sections:

            Benefit Plans - Section 5.20
            Capital Expenditures - Section 5.15(c)
            Closing - Section 1.2
            Closing Date - Section 1.2
            Common Stock Exchange Ratio - Section 3.1(b)
            Designation - Section 9.3
            DMK - Preamble
            DMK Equity Rights - Section 5.3
            Effective Time - Section 1.3
            Environmental Litigation - Section 5.16
            ERISA Plan - Section 5.20
            Escrow Agreement - Section 4.3
            Escrow Amount - Section 11.7(c)
            Escrow Shares - Section 4.3
            Exchange Agent - Section 4.1
            FASB 5 - Section 5.17
            Financial Statements - Section 5.4
            Indemnitor Representative - Preamble
            Merger - Section 1.1
            Merger Corp. - Preamble
            Multiemployer Plan - Section 5.20(a)
            Options - Section 3.5
            Piggyback Registration - Section 9.14(a)
            Series B Price - Section 3.2

            Shareholders - Preamble
            Software - 5.14
            Third Part Acquisition Event - Section 13.2
            Threshold Amount - Section 11.8(b)
            WebMD - Preamble
            WebMD Financial Statements - Section 7.5(a).

            (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include,"
                                                                   -------
"includes" or "including" are used in this Agreement, they shall be deemed
---------      ---------
followed by the words "without limitation."
                       ------------------

     13.2  Expenses.
           --------

           (a) Each party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel. Notwithstanding the foregoing, WebMD agrees and acknowledges that all reasonable costs and expenses incurred by DMK in connection with this Agreement and the transactions contemplated hereby shall be assumed and paid by WebMD upon consummation of the Merger; provided, however, that the aggregate amount of all such costs and expenses shall not exceed $250,000, and any expenses in excess thereof shall be a Loss under Section 11.1.
             ------------

           (b) Notwithstanding the foregoing Section 13.2(a),
                                             ---------------

               (i) if this Agreement is terminated by WebMD pursuant to any of
                                                                     --------
Sections 12.1(b), 12.1(c), 12.1(d) or 12.1(e) (except for any termination
---------------------------------------------
pursuant to Section 12.1(d) or (e) by WebMD if the basis for such termination
            ----------------------
is the failure of DMK to obtain all Consents of third parties required to consummate the transactions contemplated hereby); or

               (ii) if the Merger is not consummated as a result of the failure of DMK to satisfy any of the conditions set forth in Section 10.1(a) or Section
                                                     ---------------    -------
10.2 (other than the failure to obtain all Consents of third parties required to
----
consummate the transactions contemplated hereby), and within one (1) year after the effective date of such termination DMK is the subject of a Third Party Acquisition Event with any Person (other than a Party hereto), then at the time of consummation of such Third Party Acquisition Event, DMK shall promptly pay to WebMD $600,000, which amount represents the Parties' best estimate of the value of management time, overhead, opportunity costs and other unallocated costs of WebMD incurred by or on behalf of WebMD in connection with the transactions contemplated by this Agreement which cannot be calculated with certainty, plus all reasonable out of pocket costs and expenses of WebMD, including costs of counsel, investment bankers, actuaries and accountants up to but not exceeding an additional $400,000. As used herein, the term "Third Party Acquisition
                                                  -----------------------
Event" shall mean either of the following: (i) DMK shall enter into an
-----
agreement with respect to or be the subject of an Acquisition Proposal, or
(ii) any Person (other than a party hereto) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the 1934 Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, DMK Capital Stock representing 50% or more of the combined voting power of DMK.

     13.3  Brokers and Finders. Each of the Parties represents and warrants
           -------------------
that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by DMK or WebMD, each of DMK and WebMD, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     13.4  Entire Agreement.  Except as otherwise expressly provided herein,
           ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     13.5  Amendments.  To the extent permitted by Law, this Agreement may be
           ----------
amended by a subsequent writing signed by WebMD, Merger Corp. and DMK upon the approval of the Boards of Directors of each and the holders of a majority in interest of the stock of the Shareholders, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of DMK Common Stock, there shall be made no amendment that pursuant to the CCC requires further approval by such shareholders without the further approval of such shareholders.

     13.6  Waivers.
           -------

           (a) Prior to or at the Effective Time, WebMD, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by DMK, to waive or extend the time for the compliance or fulfillment by DMK of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of WebMD under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of WebMD.

           (b) Prior to or at the Effective Time, DMK, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by WebMD or Merger Corp., to waive or extend the time for the compliance or fulfillment by WebMD or Merger Corp. of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of DMK or the Shareholders under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of DMK.

           (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or breach of any other term of this Agreement.

     13.8  Assignment.  Except as expressly contemplated hereby, neither this
           ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     13.9  Notices.  All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     DMK:               Direct Medical Knowledge, Inc.
                        The Presidio Building 1009
                        P.O. Box 29920
                        San Francisco, California  94129-0920
                        Telecopy Number:  (415) 561-7501
                        Attention:  Ralph Clark

     Copy to Counsel:   Cooley Godward LLP
                        One Maritime Plaza, 20th Floor
                        San Francisco, CA 94111-3500
                        Telecopy Number:  (415) 951-3699
                        Attention:  Jeffrey Zimman

     WebMD:             WebMD, Inc.
                        400 The Lenox Building
                        3399 Peachtree Road, NE
                        Atlanta, Georgia  30326
                        Telecopy Number:  (404) 479-7603
                        Attention:  Mr. Michael Heekin

     Copy to Counsel:   Alston & Bird LLP
                        One Atlantic Center
                        1201 W. Peachtree Street
                        Atlanta, Georgia  30309
                        Telecopy Number:  (404) 881-4777
                        Attention:  J. Vaughan Curtis, Esq.

     13.10  Governing Law.  This Agreement shall be governed by and construed
            -------------
in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     13.11  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     13.12  Captions.  The captions contained in this Agreement are for
            --------
reference purposes only and are not part of this Agreement.

     13.13  Interpretations.  Neither this Agreement nor any uncertainty or
            ---------------
ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     13.14  Enforcement of Agreement.  The Parties hereto agree that
            ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     13.15  Severability.  Any term or provision of this Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                           [Signatures on next page.]

                                                            EXECUTION COPY

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                 WEBMD, INC.


/s/ W. Michael Heekin                   By: /s/ Jay P. Gilbertson
-----------------------                     ------------------------------
Secretary                                   President


[CORPORATE SEAL]


ATTEST:                                 SHN MERGER CORP.


/s/ W. Michael Heekin                   By: /s/ Jay P. Gilbertson
-----------------------                     ------------------------------
Secretary                                   President


[CORPORATE SEAL]


ATTEST:                                 DIRECT MEDICAL KNOWLEDGE, INC.


/s/ P. Ryan Phelan                      By: /s/ Ralph Clark
-----------------------                     ------------------------------
Secretary                                   President


[CORPORATE SEAL]

                                                            EXECUTION COPY
                                  SHAREHOLDERS


Eucalyptus, Ltd.


By: /s/ Le Ngoc Saulnier
    ---------------------------------------
    Name: Le Ngoc Saulnier
          ----------------------------------
    Title: Attorney-in-Fact
           ---------------------------------


H&Q Direct Medical Knowledge Investors, LP


By: /s/ Jackie Berterretche
    ---------------------------------------
    Name: Jackie Berterretche
         ----------------------------------
    Title: Attorney-in-Fact
          ---------------------------------


HealthMagic, Inc.


By: /s/
    ---------------------------------------
    Name:
         ----------------------------------
    Title:
          ---------------------------------


Indemnitor Representative


/s/ Kemp Battle
------------------------------------------
Kemp Battle

                                                            EXECUTION COPY


/s/ P. Ryan Phelan
------------------------------------------
P. Ryan Phelan


/s/ Daniel Hillis
------------------------------------------
Daniel Hillis


/s/ Kemp Battle
------------------------------------------
Kemp Battle

                                                            EXECUTION COPY

                               TABLE OF CONTENTS

ARTICLE 1   TRANSACTIONS AND TERMS OF MERGER............................................   1
       1.1  Merger......................................................................   1
            ------
       1.2  Time and Place of Closing...................................................   1
            -------------------------
       1.3  Effective Time..............................................................   1
            --------------
ARTICLE 2   TERMS OF MERGER.............................................................   2
       2.1  Charter.....................................................................   2
            -------
       2.2  Bylaws......................................................................   2
            ------
       2.3  Directors and Officers......................................................   2
            ----------------------
       2.4  Tax-Free Reorganization.....................................................   2
            -----------------------
ARTICLE 3   MANNER OF CONVERTING SHARES.................................................   2
       3.1  Conversion of Shares........................................................   2
            --------------------
       3.2  Anti-Dilution Provisions....................................................   3
            ------------------------
       3.3  Shares Held by DMK..........................................................   3
            ------------------
       3.4  Dissenting Shareholders.....................................................   3
            -----------------------
       3.5  Fractional Shares...........................................................   4
            -----------------
       3.6  Conversion of DMK Options...................................................   4
            -------------------------
       3.7  DMK Warrants................................................................   5
            ------------
ARTICLE 4   EXCHANGE OF SHARES..........................................................   5
       4.1  Exchange Procedures.........................................................   5
            -------------------
       4.2  Rights of Former DMK Shareholders...........................................   6
            ---------------------------------
       4.3  Escrow Shares...............................................................   6
            -------------
ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF DMK.......................................   6
       5.1  Organization, Standing, and Power...........................................   6
            ---------------------------------
       5.2  Authorization of Agreement; No Breach.......................................   6
            -------------------------------------
       5.3  Capital Stock...............................................................   7
            -------------
       5.4  DMK Subsidiaries............................................................   7
            ----------------
       5.5  Financial Statements........................................................   7
            --------------------
       5.6  Absence of Undisclosed Liabilities..........................................   7
            ----------------------------------
       5.7  Absence of Changes..........................................................   8
            ------------------
       5.8  Indebtedness................................................................   9
            ------------
       5.9  Tax Matters.................................................................   9
            -----------
      5.10  Real Property...............................................................  10
            -------------
      5.11  Personal Property...........................................................  10
            -----------------
      5.12  Intellectual Property.......................................................  11
            ---------------------
      5.13  Accounts Receivable.........................................................  11
            -------------------
      5.14  The Software................................................................  12
            ------------
      5.15  Insurance...................................................................  12
            ---------
      5.16  Compliance with Laws........................................................  13
            --------------------
      5.17  Environmental Matters.......................................................  13
            ---------------------
      5.18  Litigation and Claims.......................................................  14
            ---------------------
      5.19  Contracts and Commitments...................................................  14
            -------------------------
      5.20  Powers of Attorney..........................................................  15
            ------------------
      5.21  Benefit Plans...............................................................  15
            -------------
      5.22  Remuneration................................................................  16
            ------------
      5.23  Union and Employment Agreements.............................................  16
            -------------------------------
      5.24  Interested Transactions.....................................................  16
            -----------------------
      5.25  Brokers and Finders.........................................................  17
            -------------------
      5.26  Statements True and Correct.................................................  17
            ---------------------------
      5.27  Bank Accounts...............................................................  17
            -------------
      5.28  Accounting and Tax Matters..................................................  17
            --------------------------
      5.29  State Takeover Laws.........................................................  17
            -------------------
      5.30  Authority of Shareholders; No Breach by Agreement...........................  17
            -------------------------------------------------
      5.31  Schedules...................................................................  18
            ---------

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..........................  18
       6.1  Ownership of Shares.........................................................  18
            -------------------
       6.2  Authority of Shareholder; No Breach By Agreement............................  18
            ------------------------------------------------
       6.3  Absence of Conflicting Agreements or Required Consents......................  18
            ------------------------------------------------------
       6.4  Legal Proceedings...........................................................  19
            -----------------
       6.5  Investment Intention; Access to Information.................................  19
            -------------------------------------------
       6.6  Tax and Regulatory Matters..................................................  20
            --------------------------
       6.7  Intellectual Property.......................................................  20
            ---------------------
       6.7  Interested Transactions.....................................................  20
            -----------------------
ARTICLE 7   REPRESENTATIONS AND WARRANTIES OF WEBMD AND MERGER CORP.....................  20
       7.1  Organization, Standing, and Power...........................................  20
            ---------------------------------
       7.2  Authorization of Agreement; No Breach.......................................  20
            -------------------------------------
       7.3  Capital Stock...............................................................  21
            -------------
       7.4  WebMD Subsidiaries..........................................................  21
            ------------------
       7.5  Financial Statements........................................................  22
            --------------------
       7.6  Absence of Undisclosed Liabilities..........................................  22
            ----------------------------------
       7.7  Absence of Certain Changes or Events........................................  22
            ------------------------------------
       7.8  Legal Proceedings...........................................................  22
            -----------------
       7.9  Brokers and Finders.........................................................  22
            -------------------
      7.10  Statements True and Correct.................................................  22
            ---------------------------
      7.11  Authority of Merger Corp....................................................  23
            ------------------------
      7.12  Accounting and Tax Matters..................................................  23
            --------------------------
      7.13  Insurance...................................................................  23
            ---------
      7.14  Compliance with Laws........................................................  23
            --------------------
      7.15  Tax Matters.................................................................  24
            -----------
      7.16  Intellectual Property.......................................................  24
            ---------------------
      7.17  Schedules...................................................................  25
            ---------
ARTICLE 8   CONDUCT OF BUSINESS PENDING CONSUMMATION....................................  25
       8.1  Conduct of DMK Business.....................................................  25
            -----------------------
       8.2  Adverse Changes in Condition................................................  27
            ----------------------------
ARTICLE 9   ADDITIONAL AGREEMENTS.......................................................  27
       9.1  Shareholder Approval........................................................  27
            --------------------
       9.2  Applications................................................................  27
            ------------
       9.3  Filings with State Offices..................................................  27
            --------------------------
       9.4  Agreement as to Efforts to Consummate.......................................  27
            -------------------------------------
       9.5  Investigation and Confidentiality...........................................  28
            ---------------------------------
       9.6  Press Releases..............................................................  28
            --------------
       9.7  No Shop.....................................................................  28
            -------
       9.8  Accounting and Tax Treatment................................................  28
            ----------------------------
       9.9  Employee Benefits...........................................................  28
            -----------------
      9.10  Voting Agreement............................................................  28
            ----------------
      9.11  Accredited Investor Questionnaire and Shareholder Representation Agreement..  29
            --------------------------------------------------------------------------
      9.12  Termination of Agreements...................................................  29
            -------------------------
      9.13  Legend on Shares............................................................  29
            ----------------
      9.14  Registration of Shares......................................................  29
            ----------------------
ARTICLE 10  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE...........................  32
      10.1  Conditions to Obligations of Each Party.....................................  32
            ---------------------------------------
      10.2  Conditions to Obligations of WebMD and Merger Corp..........................  32
            --------------------------------------------------
      10.3  Conditions to Obligations of DMK............................................  34
            --------------------------------
ARTICLE 11  INDEMNIFICATION.............................................................  35
      11.1  Definitions.................................................................  35
            -----------
      11.2  Agreement of Indemnitors to Indemnify.......................................  36
            -------------------------------------
      11.3  Procedures for Indemnification..............................................  36
            ------------------------------
      11.4  Third Party Claims..........................................................  37
            ------------------
      11.5  Indemnification by Indemnitors Exclusive Remedy.............................  37
            -----------------------------------------------
      11.6  Preservation of Rights of the Shareholders..................................  38
            ------------------------------------------
      11.7  Survival....................................................................  38
            --------
      11.8  Limitations.................................................................  38
            -----------

      11.9  Tax Effect and Insurance....................................................  39
            ------------------------
     11.10  Appointment of Indemnitor Representative....................................  39
            ----------------------------------------
     11.11  Arbitration.................................................................  40
            -----------
ARTICLE 12  TERMINATION.................................................................  40
      12.1  Termination.................................................................  40
            -----------
      12.2  Effect of Termination.......................................................  41
            ---------------------
ARTICLE 13  MISCELLANEOUS...............................................................  41
      13.1  Definitions.................................................................  41
            -----------
      13.2  Expenses....................................................................  46
            --------
      13.3  Brokers and Finders.........................................................  46
            -------------------
      13.4  Entire Agreement............................................................  47
            ----------------
      13.5  Amendments..................................................................  47
            ----------
      13.6  Waivers.....................................................................  47
            -------
      13.7  Assignment..................................................................  47
            ----------
      13.8  Notices.....................................................................  47
            -------
      13.9  Governing Law...............................................................  47
            -------------
     13.10  Counterparts................................................................  48
            ------------
     13.11  Captions....................................................................  48
            --------
     13.12  Interpretations.............................................................  48
            ---------------
     13.13  Enforcement of Agreement....................................................  48
            ------------------------
     13.14  Enforcement of Agreement....................................................  48
            ------------------------
     13.15  Severability................................................................  48
            ------------